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                                 BUILDING LEASE
                           SORRENTO RESEARCH FACILITY

     This Building Lease ("LEASE") is dated as of February 1, 2002 ("EFFECTIVE DATE"), between Landlord and Tenant (as each is defined below), who agree as follows:

                                 R E C I T A L S

     A. PROJECT. Landlord is the owner of the real property commonly known as 3985 Sorrento Valley Boulevard, San Diego, California ("PROJECT").

     B. LEASE. Landlord and Tenant desire to enter into a lease for a portion of the Project under the following provisions and conditions.

                                A G R E E M E N T

     1. FUNDAMENTAL INFORMATION. The following terms shall have the meanings ascribed to them below:

          1.1 "LANDLORD" is Pacific Apartment Group, LLC, a California limited liability company, and PMSI SRF, LLC, a California limited liability company, d/b/a Sorrento Research Facility.

          1.2 "TENANT" is Alexion Pharmaceuticals, Inc., a Delaware corporation.

          1.3 "ORIGINAL TERM" shall commence on the Commencement Date and shall continue for ten (10) years thereafter.

          1.4 "MONTHLY RENT" shall be $2.45 per month per square foot of Floor Area of the Phase I Premises (as defined in Paragraph 1.9 hereof), subject to adjustment pursuant to PARAGRAPHS 4.5 AND 5.2 below. The Monthly Rent shall be $1.35 per month per square foot of Floor Area of the Phase II Premises, subject to adjustment pursuant to Paragraphs 4.4, 4.5, and 5.2 below.

          1.5 "COMMENCEMENT DATE" shall be (subject to Paragraph 4.1 hereof) the later of the following: (i) four (4) months after Tenant obtains the building permit for the Landlord Improvements (as defined below) ("SCHEDULED COMMENCEMENT DATE"), or (ii) the date by which Landlord delivers to Tenant possession of the Phase I Premises with the improvements substantially complete as provided in PARAGRAPH 4.6 below.

          1.6 "PHASE II COMMENCEMENT DATE" shall be the date that Landlord delivers to Tenant the Phase II Premises, which shall occur on August 31, 2003.

          1.7  Landlord's address for notices:

               Pacific Management Services, Inc.

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               4350 La Jolla Village Dr., Suite 960
               San Diego, CA 92122

               With a copy to:

               PMSI SRF, LLC 4365 Executive Drive, Suite 250 San Diego, California 92121

          1.8  Tenant's address for notices:

               Prior to the Commencement Date:

               Alexion Pharmaceuticals, Inc.
               11494 Sorrento Valley Rd.
               Suite K
               San Diego, CA 92121
               Attn: Kathy Bowdish

               with a copy to:

               Alexion Pharmaceuticals, Inc.
               352 Knotter Drive
               Cheshire, CT 06410
               Attn: Barry Luke

               After the Commencement Date:

               At the Premises
               Attn: Kathy Bowdish

               with a copy to:

               Alexion Pharmaceuticals, Inc.
               352 Knotter Drive
               Cheshire, CT 06410
               Attn: Barry Luke

          1.9 "PREMISES" initially are those outlined on EXHIBIT "A" consisting of approximately 12,025 rentable square feet of Floor Area ("PHASE I PREMISES") in that certain building ("BUILDING") located at the Project. As of the Phase II Commencement Date, the Premises also shall include the premises of the approximately 13,215 rentable square feet of Floor Area described on EXHIBIT "A" attached hereto ("PHASE II PREMISES").

          1.10 "TENANT'S PERCENTAGE" shall be (i) from the Commencement Date until the Phase II Commencement Date, the ratio of the rentable square feet of Floor Area of the Phase I Premises to the rentable square feet of Floor Area of the Project, as Landlord may reasonably

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determine; and (ii) after the Phase II Commencement Date, the ratio of the rentable square feet of Floor Area of the Premises to the rentable square feet of Floor Area of the Project, as Landlord may reasonably determine.

          1.11 "SECURITY DEPOSIT" shall be an amount equal to the greater of the following: (i) One Hundred Eighty-Nine Thousand Two Hundred Six Dollars ($189,206.00), or (ii) four months of Monthly Rent for the Phase I Premises and Phase II Premises. The Security Deposit shall be due upon the mutual execution of this Lease and is subject to increase pursuant to PARAGRAPH 4.4 below.

          1.12 The specified use of the Premises (i) is general office, biomedical research and development (including vivarium and biomedical manufacturing and any other legal related uses) and (ii) other uses approved by Landlord (which approval shall not be unreasonably withheld) and in compliance with all Applicable Law.

          1.13 The Broker representing Tenant is Brent Jacobs of Burnham Real Estate Services, and representing Landlord is Pacific Management Services, Inc.

          1.14 "RENT COMMENCEMENT DATE" shall be the Commencement Date. No Monthly Rent shall accrue on the Phase II Premises until the Phase II Commencement Date.

          1.15 Tenant shall be entitled without charge during the Term to the greater of (i) three (3) parking spaces per each 1,000 rentable square feet of Floor Area of the Premises, or (ii) the minimum number of spaces required by law for Tenant's use. Tenant's parking shall include Tenant's pro rata share of non-reserved parking spaces in the parking facilities established by Landlord for visitor (to be designated in a location mutually agreeable to Landlord and Tenant) and handicapped parking.

          1.16 "TENANT'S REPRESENTATIVE" shall be Kathy Bowdish. Tenant agrees that Landlord can rely on any written notice or approval by the Tenant Representative as conclusively binding upon Tenant.

     2. PREMISES. Landlord leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord for the Original Term, subject to the provisions contained herein. Landlord reserves the right, exercisable upon notice to Tenant and without liability to Landlord, to change the name and street address of the Project. Except as expressly set forth herein, Landlord makes no representations, express or implied, with respect to the legality, fitness, or desirability of the Premises for Tenant's intended use.

     3.   TERM.

          3.1 OPTION TO EXTEND. Tenant, at its option, may extend the Original Term for one (1) separate and additional period of five (5) years ("EXTENDED TERM"), subject to PARAGRAPH 3.2 below. The Extended Term shall be on the same terms and conditions (except for Monthly Rent and as otherwise expressly provided in this Paragraph 3) set forth in this Lease. The option to extend shall be exercised by Tenant giving written notice to Landlord at least One Hundred Eighty (180) days but not greater than three hundred sixty (360) days prior to the expiration of the Original Term. Upon such exercise, this Lease shall be deemed to be extended without the execution of any further instrument. "TERM" shall refer to the Original Term of this Lease as so extended.

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          3.2 LIMITATION ON EXERCISE. Notwithstanding the foregoing, Tenant's right to exercise an option for an Extended Term is expressly conditioned on at the time Tenant attempts to exercise an option to extend pursuant to this Lease, Tenant shall either not be in default under this Lease, or if in default, shall not fail to cure such default after notice and expiration of the applicable cure period. If the foregoing condition is not met, then any attempt by Tenant to exercise an option to extend hereunder shall, at the election of Landlord upon written notice to Tenant within ten (10) days after the date of Tenant's election, be null and void and this Lease shall terminate on the expiration of the then current Term. Further, if Tenant is in default beyond the applicable cure period on the date the Extended Term is to commence, at Landlord's election, upon written notice to Tenant within ten (10) days after the date the Extended Term would otherwise commence, the Extended Term shall not commence and this Lease shall terminate on the expiration of the Original Term.

          3.3 RENT DURING EXTENDED TERM. The Monthly Rent during the first year of the Extended Term shall be the fair-market rent of the Premises as Tenant and Landlord shall reasonably agree or as otherwise determined in accordance with the provisions of this Paragraph 3.3, but in no event shall the fair-market rent be less than the Monthly Rent payable immediately prior to the Extended Term ("FINAL TERM RENT"). If Landlord and Tenant are unable to establish the fair-market rent within one hundred twenty (120) days in advance of the commencement of the Extended Term, the fair-market rent shall be determined by a single MAI certified real estate appraiser ("APPRAISER") jointly selected by Landlord and Tenant. If they cannot in good faith agree to a single Appraiser within one hundred (100) days prior to the commencement of the Extended Term, the fair-market value shall be determined by a majority of three Appraisers, one selected by Landlord, one selected by Tenant, and one selected by the two previously selected Appraisers. Within ninety (90) days prior to commencement of the Extended Term, Landlord and Tenant each shall give notice of its selection of an Appraiser to the other party. If either Landlord or Tenant fails or refuses to select an Appraiser within ten (10) days after receipt of written notice of the other party's selection of an Appraiser, the fair-market rent shall be determined by the single Appraiser selected. The Appraiser (or Appraisers) shall determine the fair-market rent as soon as possible. If a majority of the three Appraisers are unable to agree upon the fair-market rent within thirty (30) days after the appointment of the first Appraiser, the fair-market rent shall be an amount equal to the average of the three values determined by the Appraisers, excluding any fair-market rent which is ten percent (10%) greater than or ten percent (10%) less than the middle value. As used herein, "FAIR-MARKET RENT" shall mean the price that a ready and willing tenant would pay as Monthly Rent to a ready and willing landlord if the Premises were offered for lease on the open market for a reasonable period of time and shall be the product of the fair-market monthly rental rate per rentable square foot multiplied by the rentable area of the Premises. The fair-market rent shall be determined by (a) the quality and prestige of the Premises, including all improvements to the Premises made at Landlord's expense, (b) recent monthly rental rates for buildings of similar quality, size and location in Sorrento Valley, (c) the duration of the term, (d) Tenant's obligations to pay additional rent under this Lease, and (e) the financial strength of the tenant and any guarantors. In determining fair market rent, the appraisers shall not consider any alterations or improvements installed in the Premises at Tenant's expense. Landlord and Tenant each shall pay for the Appraiser so appointed by such party, with both Tenant and Landlord jointly paying for any jointly appointed

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Appraiser. Until such determination of the fair-market rent, Tenant shall continue to pay the Monthly Rent immediately payable prior to commencement of the Extended Term; provided, however, the Monthly Rent shall apply retroactively to the beginning of the Extended Term.

     4.   POSSESSION.

          4.1 FAILURE TO DELIVER. If the Landlord, for any reason whatsoever, fails to deliver possession of the Premises to Tenant at the commencement of the Original Term, this Lease shall not be void or voidable, nor shall Landlord be held liable to Tenant for any loss or damage resulting therefrom, except that Monthly Rent and other charges under this Lease shall be abated until the Premises are delivered to Tenant. Notwithstanding the foregoing or anything to the contrary in this Lease, if the Commencement Date has not occurred for any reason whatsoever on or before the sixtieth (60) day following the Scheduled Commencement Date (except if such delay is resulting from Tenant delays or force majeure events), Tenant shall have the right to terminate this Lease following written notice from Tenant to Landlord; provided, however, Landlord shall have an additional thirty (30) days from receipt of such notice to deliver the Premises to Tenant in the condition required hereunder, in which event this Lease shall continue in full force and effect. In the event that Tenant elects to terminate this Lease as stated above, the security deposit and all pre paid rent shall be returned immediately to Tenant.

          4.2 EARLY POSSESSION. Should Landlord, in its sole and absolute discretion, tender possession of the Premises to Tenant in the condition required pursuant to Paragraph 4.5 hereof prior to the Scheduled Commencement Date for the operation of Tenant's business therein, such occupancy shall be subject to all of the provisions of this Lease. If Tenant or its contractor, employees, agents, or other licensees or invitees should otherwise enter, use, or occupy the premises, prior to commencement of the Original Term for the purpose of planning, performing tenant improvements, or otherwise preparing the Premises for Tenant's occupancy thereof, such entering, occupancy and use shall be subject to all of the provisions of this Lease except for the obligation to pay Rent. Notwithstanding anything to the contrary in this Paragraph (but subject to the preceding sentence) Landlord hereby agrees to permit Tenant access to the Premises for the purpose of installing Tenant's data and phone lines no later than sixty (60) days prior to the Commencement Date, and shall provide Tenant other access to the Premises for the purpose of Tenant performing minor improvements therein so long as Tenant's access does not materially interfere with the completion of the Landlord Improvements. To the greatest extent permitted by law, Tenant shall indemnify, defend and hold harmless Landlord and its agents, employees, and servants with regard to such early occupancy, except for Landlord's negligence or willful misconduct or as otherwise set forth in this Lease.

          4.3 LANDLORD IMPROVEMENTS. Landlord will construct a laboratory build-out for the Phase I Premises ("LANDLORD IMPROVEMENTS") pursuant to plans submitted by Tenant to Landlord and reasonably approved by Landlord accomplished pursuant to the process devised in EXHIBIT "C" attached hereto, all of which shall be consistent with and represent logical evolutions of or development from the floor plan approved in writing by Landlord ("FLOOR PLAN"). The Plans (as defined in EXHIBIT "C") generally shall provide for the Landlord Improvements to be constructed in order to accommodate generally accepted reasonably generic biotechnical laboratory uses as described on EXHIBIT "C-1," except as Landlord and Tenant may otherwise agree. Tenant acknowledges that Landlord's approval of the Plans does not constitute any

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representation or warranty whatsoever concerning the suitability of the design of the improvements for Tenant's intended use or that the Plans will comply with Applicable Law. Tenant shall provide to Landlord such other information as Landlord may reasonably request for construction of the Landlord Improvements within five (5) days after written request therefor. Tenant acknowledges that Landlord may make changes to the Plans as required by Applicable Law or unforeseen circumstances with Tenant's prior written consent which consent shall not be unreasonably withheld. Any dispute concerning this Paragraph 4.3 shall be submitted to arbitration as required in PARAGRAPH 30.38 below.

          4.4 PHASE II LANDLORD IMPROVEMENTS. Subject to Paragraph 4.6 below, Landlord shall deliver, and Tenant shall accept, the Phase II Premises in their as-is condition as of the Phase II Commencement Date. With regard to the Phase II Premises, Landlord shall construct Landlord Improvements under the same provisions as Paragraph 4.3 above and shall provide them to Tenant on the same terms and conditions as Paragraph 4.6 below for the portion ("PHASE II DESIGNATED PREMISES") of the Phase II Premises selected by Tenant (provided, however, that references in Paragraphs 4.3, 4.6 and EXHIBIT "C" to the "Effective Date" for a Phase II Designated Premises shall mean the date Tenant notifies Landlord of its intent to designate Phase II Designated Premises, and "Plans" shall mean the plans for the Landlord Improvements to the applicable Phase II Designated Premises). In order to designate a portion of the Phase II Premises as Phase II Designated Premises, Tenant shall give to Landlord written notice of such designation along with Plans and the Building Permit for the Phase II Designated Premises. The Plans for the Phase II Designated Premises shall be prepared in accordance with EXHIBIT "C." Upon Landlord's delivery of the Phase II Designated Premises with the Landlord Improvements complete pursuant to the Plans and the terms and conditions of Paragraph 4.6 hereof, the per foot Monthly Rent for the Phase II Designated Premises shall be increased to the same per foot Monthly Rent as the Phase I Premises; provided, however that in the event that the particular Phase II Designated Premises is not completed by the applicable Scheduled Phase II Designated Premises Commencement Date as defined below (except as a result of (i) Tenant delay, (ii) force majeure, or (iii) the inclusion of specialized improvements in the applicable Plans that are not consistent with EXHIBIT "C" hereof), the increase in Monthly Rent for such Phase II Designated Premises shall be delayed after completion of the applicable Phase II Designated Premises one day for each day of delay beyond the Phase II Designated Premises Commencement Date. Tenant may designate a Phase II Designated Premises on any two (2) separate occasions. Tenant shall not have the right to designate more than 25% of the Phase II Premises as Phase II Designated Premises after April 30, 2004. Further, if any portion of the Phase II Premises has not been designated as Phase II Designated Premises by April 30, 2005, Tenant shall no longer be able to designate such premises as Phase II Designated Premises. For the purposes of this Paragraph 4.4, the Scheduled Phase II Designated Premises Commencement Date for a Phase II Designated Premises shall be that date which is six (6) months following the receipt of a Building Permit for the applicable Phase II Designated Premises.

          4.5 LANDLORD CONTRIBUTION. Landlord will contribute up to a maximum of $80.00 per square foot of Floor Area of the Premises to complete the Landlord Improvements ("LANDLORD CONTRIBUTION"). Upon Tenant's written request, Landlord will increase the Landlord Contribution by up to an additional Twenty Dollars ($20.00) per square foot of the Floor Area of the Premises ("ADDITIONAL CONTRIBUTION") under the condition that Tenant shall increase the Deposit by a sum equal to fifty percent (50%) of the Additional Contribution, which increased deposit may be reduced by ten percent (10%) per annum provided Tenant is not in default hereunder. In the event Landlord funds the Additional Contribution, the per square foot of Floor Area Monthly Rent shall increase as of the Commencement Date by the product of the

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Additional Contribution and .013775 divided by the Floor Area of the Premises.
For instance, if the Additional Contribution for the Phase I Premises is $120,250, the per square foot of Floor Area Monthly Rent for the Phase I Premises would be $2.59 ($2.45 + [$120,250 DIVIDED BY .013755 DIVIDED BY 12,025]). All calculations of Monthly Rent shall be reasonably determined by Landlord and subject to Tenant's reasonable approval; provided, however, Tenant's approval shall be deemed granted if Tenant does not provide the basis for its objection in writing to Landlord within twenty (20) business days after receipt of Landlord's calculation. Prior to commencement of the Landlord Improvements, Landlord may require Tenant to deposit with Landlord an additional sum equal to the difference of the estimated cost to complete the Landlord Improvements and the Landlord Contribution ("TENANT IMPROVEMENT DEPOSIT"). The Landlord Contribution shall be allocated to the Phase I Premises and Phase II Premises based upon their respective Floor Areas. There shall be no Landlord Contribution or Additional Contribution for any portion of the Phase II Premises that is not designated as Phase II Designated Premises. The Landlord Contribution for the Phase II Premises shall be allocated among each respective Phase II Designated Premises based upon their respective Floor Areas. All additional costs of the Landlord Improvements in excess of the Landlord's Contribution and Additional Contribution shall be paid by Tenant, except to the extent such additional costs are caused by the grossly negligent acts or omissions of Landlord. The cost of the Landlord Improvements shall include without limitation the following: (i) all architectural and engineering fees,
(ii) all plan check, permit, and license fees, (iii) all costs of construction of the improvements, including testing and inspection costs, hoisting and trash removal costs, and reasonable contractors' fees and general conditions, (iv) the costs of changes in the structural components of the Premises when such costs are required by the Plans, (v) costs of changes in the Plans required by Applicable Law, (vi) costs incurred to install separate meters for the provision of utilities, (vii) the reasonable costs of Landlord's construction manager and other consultants, and (viii) Landlord's administrative fee equal to two percent (2%) of all such costs. Landlord shall pay, Tenant shall have no responsibility for, and neither the Landlord's Contribution nor the Additional Contribution shall be used for, the following costs associated with the Landlord
Improvements: (i) costs attributable to improvements installed outside the demising walls of the Premises (except for improvements related to Tenant's occupancy, such as mechanical enclosures, trenching, piping, etc.); (ii) costs for improvements which are not shown on or described in the Plans unless otherwise approved by Tenant; (iii) costs incurred to remove Hazardous Materials from the Premises or the Project; (iv) costs in connection with disputes (including attorneys and expert witness fees) with third parties (including, without limitation, the general contractor); (v) costs incurred as a consequence of delay (unless the delay is caused by Tenant); (vi) costs recoverable by Landlord on account of warranties or insurance; (vii) penalties and late charges attributable to Landlord's failure to pay construction costs (provided Tenant makes timely progress payments as required under this Lease); (viii) costs to install exterior improvements and bring them into compliance with the Americans with Disabilities Act ; (ix) wages, labor and overhead for overtime and premium time unless agreed to by Tenant and Landlord; (x) off-site management of Landlord or other general overhead costs incurred by Landlord except as provided herein; and (xi) interest and other costs of financing construction. Landlord and Tenant agree that the cost of that portion of the Central Plant (as described in EXHIBIT "C-1") that is fairly allocated to the Phase I Premises shall be deducted from the Landlord Contribution and that any costs fairly allocable to the Phase II Designated Premises shall be deducted from the applicable Landlord Contribution for such Phase II Designated Premises. Landlord and Tenant shall reasonably agree to the amount of the Landlord Contribution allocable to the Central Plant, with all additional costs to be paid by Landlord. If Landlord and Tenant do not agree on the cost of the Central Plant allocated to Tenant, then Landlord shall install package units to the Premises as part of the Landlord Improvements. Landlord shall pay at its own expense the cost of removing the existing asbestos

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from the Premises. Tenant agrees that for tax reporting purposes, Landlord may allocate the Landlord Contribution in any lawful manner with regard to the Landlord Improvements.

          4.6 CONDITION OF PREMISES. The Plans shall create no responsibility or liability on the part of Landlord for the completeness of such plans, or their design sufficiency, or compliance with Applicable Law. Landlord shall have no obligation to Tenant for defects in design, or materials of the Landlord Improvements. The Landlord Improvements shall be deemed substantially completed on the date on which Landlord delivers to Tenant (i) an occupancy permit (permanent or temporary) from the governmental agency responsible for issuing the same, and (ii) a certification from Landlord's architect or construction manager stating that the Premises are substantially complete and ready for occupancy, subject only to any remaining work on a "punchlist" thereafter to be completed by the Landlord's contractor which will not substantially adversely affect Tenant's ability to occupy and use the Premises (except for any specialty areas, e.g. the vivarium). Landlord warrants and represents that, as of the Commencement Date, (i) the Landlord Improvements for the Phase I Premises shall have been constructed in accordance with the provisions of Plans in accordance with this Lease, (ii) the Phase I Premises will be in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, and other building systems serving the Phase I Premises will be in good condition and repair, and
(iv) the roof of the Building will be in good condition and water tight; provided, however, as Tenant's sole remedy with regard to any violation of such warranty and representation, Landlord shall promptly after receipt of the Punch List (as defined below), diligently proceed to remedy any such punch list items. Except as specifically provided herein, TENANT HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CONDITION AND USE OF THE PREMISES, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Tenant agrees, that by taking possession of the Premises, it acknowledges that it has inspected the Premises, that they are in good condition, and that it accepts the Premises in their then current condition subject only to a punchlist of non-compliance with this Lease delivered from Landlord to Tenant within sixty (60) days after the Commencement Date ("PUNCH LIST"). Any provision of this Lease to the contrary notwithstanding, Landlord shall not be responsible for any defects as a result of the design and/or engineering of the Plans. Landlord shall assign to Tenant any applicable warranties from Landlord's contractors with regard to the Landlord Improvements.

          4.7 TENANT DELAYS. Tenant agrees that, except as specifically provided herein, any request for approval by Tenant in connection with the construction of the Landlord Improvements which is not responded to with seven (7) business days after request shall be deemed granted. In the event that any action of Tenant, its agents, employees, invitees, or contractors unreasonably causes any delay in providing to Landlord the Plans as required under EXHIBIT "C" or in completion of the Landlord Improvements, Tenant shall be obligated to pay to Landlord the amount of Monthly Rent and additional rent which would be payable hereunder without such delay for the number of days caused by such actions.

          4.8 TENANT'S CERTIFICATE. Following the Commencement Date, Tenant shall execute, acknowledge and deliver to Landlord a tenant's certificate in the form of EXHIBIT "E" ("TENANT'S CERTIFICATE"), within thirty (30) days of Tenant's receipt of the Tenant's Certificate from Landlord setting forth among other things the Commencement Date and the termination

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date of this Lease. Notwithstanding the foregoing, Tenant's failure to execute the Tenant's Certificate shall not affect Landlord's determination of the Commencement Date in accordance with the provisions of this Lease. Failure of the Tenant to execute and deliver the Tenant's Certificate in the form prepared by Landlord, with such corrections or additions as may be required, shall constitute an acceptance of the Premises and acknowledgement by Tenant that the statements included in the Tenant's Certificate are true and correct without exception.

          4.9 FLOOR AREA. The term "FLOOR AREA" as used throughout this Lease shall mean and include the square footage of the Premises (or, where applicable, of all premises located in a building or buildings of the Project), measured to the drip line of exterior walls and to the center of party walls, including columns. Once Landlord has completed Landlord's Work, Landlord may measure the Floor Area of the Premises. Upon Landlord's reasonable determination of the exact Floor Area within the Premises, Landlord shall deliver written notice of such Floor Area to Tenant, and, in the event the Floor Area is different from that stated in PARAGRAPH 1 of this Lease, Tenant shall within ten (10) days after request of Landlord, execute an amendment memorializing the new Floor Area, Monthly Rent, and any other calculations based on the Floor Area which must be recalculated.

          4.10 FIRST RIGHT OF REFUSAL. Tenant shall have the right of first refusal to lease Suites C and D of the Project ("SUITES C AND D"), as shown on EXHIBIT "A", under the same economic provisions and conditions that Landlord is willing to accept from a bona fide third party ("OFFER"). In order to exercise such right, Tenant shall accept the provisions of the Offer within ten (10) days after Landlord provides the Offer to Tenant with a statement that the Offer has been received by Landlord and is acceptable to Landlord ("OFFER PERIOD"). A fully executed letter of intent shall constitute an Offer, whether such letter of intent is of a binding or non-binding nature. Except as otherwise set forth in this Paragraph, Tenant's failure to irrevocably exercise in writing such right within such ten (10) day period shall conclusively be deemed Tenant's failure to exercise such right. In the event Tenant properly exercises its right, Landlord and Tenant shall enter into an amendment to this Lease for Suites C and D under the provisions of the Offer. Such right of first refusal will be conditioned upon (i) Landlord's review and approval of Tenant's financial condition; (ii) Tenant's not being not in default under this Lease beyond any applicable cure period, and (iii) the intended use being consistent with the use described in Paragraph 1.11(i) above. Notwithstanding anything to the contrary contained herein, in the event that the Tenant does not exercise its right to accept the Offer during the Offer Period, and in the event that the Landlord either: (i) does not close on the Offer with the bona fide third party within five (5) months after the Offer Period; and/or (ii) Landlord materially alters the provisions of the Offer (such as a lowering of the rent in the offer, or making a material change in the term, size of premises or other financial provisions), then Tenant's right of first refusal shall revive, and any material alterations in the Offer as provided in subsection (ii) of this paragraph shall constitute a new Offer which shall be made to Tenant as provided herein. In the event Tenant exercises its option for Suites C and D, Tenant shall submit updated financials, an estoppel certificate as required herein, an SNDA (as defined below) as required herein, and other reasonable documents required by Landlord's lender. Such first right shall not apply to any renewals by existing tenants in the Building.

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          4.11 REIMBURSEMENT. Tenant may utilize up to $200,000 of the Landlord
Contribution of the Phase II Premises at any time prior to July 31, 2004 for improvements to the Premises made by Tenant. All such improvements must be constructed strictly in compliance with PARAGRAPH 11 below. Landlord shall reimburse Tenant for Tenant's out of pocket expenses for such improvements ("REIMBURSED ALLOWANCE") upon Tenant's presentation to Landlord of reasonable documentation showing the Tenant has expended such moneys and the improvements were constructed in compliance with the provisions of this Lease, including mechanic lien waivers and other reasonable documentation which Landlord may request. The Reimbursed Allowance shall be deducted from the Landlord Contribution which would otherwise be required to be expended under PARAGRAPH
4.5 above. In no event shall the total Reimbursed Allowance and the amount expended by Landlord pursuant to PARAGRAPHS 4.5 above exceed the total amount of the Landlord Contribution, and Tenant shall promptly pay to Landlord any such overpayment. In the event that either Tenant utilizes any portion of the Landlord Contribution pursuant to this Paragraph 4.11 or a Central Plant is selected by Landlord as provided herein, Monthly Rent on the number of square feet of Floor Area of the Phase II Premises which has not been designated as Phase II Designated Premises shall be increased to the same Monthly Rent as the Phase I Premises pursuant to the following formula: the sum of the Reimbursed Allowance and the cost of the Central Plant allocated to the Phase II Premises (as agreed by Landlord and Tenant pursuant Paragraph 4.5 hereof) divided by $1,057,200 multiplied by the square feet of Floor Area of Phase II Premises. For instance, if no portion of the Phase II Premises has been designated Phase II Designated Premises, but the Reimbursed Allowance is $150,000 and the portion of the Central Plant allocated to the Phase II Premises is $100,000, then the Monthly Rent for 3,125 square feet of the Phase II Premises shall be the same Monthly Rent as the Phase I Premises ([$150,000 + $100,000] DIVIDED BY $1,057,200 X 13,215) and the Monthly Rent for the remainder of the Phase II Premises shall be as specified in the second sentence of Paragraph 1.4 above.

     5.   RENT.

          5.1 PAYMENT OF MONTHLY RENT. During the Term, Tenant shall pay to Landlord the Monthly Rent, in advance, without offset, deduction, prior notice, or demand, and subject to adjustment Pursuant to PARAGRAPH 5.2, on or before the first day of each month during the Term. Monthly Rent for any period during the Term which is for less than one month shall be prorated based upon the number of days in the particular month. Notwithstanding the foregoing, Tenant shall pay to Landlord the Monthly Rent due and payable for the first full calendar month of the Term upon execution of this Lease. If the Rent Commencement Date is not on the first day of a calendar month, then Tenant shall be credited with such excess payment which shall be applied to the Monthly Rent for the second month of the Term. All Monthly Rent payable hereunder shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America which shall be legal tender at the time of payment at Landlord's address for notice or to such other person or at such other place as Landlord may from time to time designate in writing.

          5.2 ADJUSTMENT OF MONTHLY RENT. Commencing the first day of the month twelve (12) months after the Commencement Date, and thereafter each twelve (12) months of the Term, including the Extended Term, the Monthly Rent shall be increased by three and one-half percent (3.5%) above the Monthly Rent payable immediately prior to such adjustment.

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          5.3 ADDITIONAL RENT. In addition to the Monthly Rent, Tenant shall pay
Tenant's Percentage of the Common Area Operating Expenses, as provided in PARAGRAPH 6 below. Notwithstanding the foregoing, or anything to the contrary contained herein, in the event that it would be materially inequitable to charge Tenant Tenant's Percentage of the Common Area Operating Expenses (for example, as a result of materially different and/or more intensive uses of the Project by Tenant or other tenants at the Project), Landlord shall allocate such portion of the Common Area Operating Expenses on an equitable basis rather than based on Tenant's Percentage. All amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to Monthly Rent, including, but not limited to all sums owed by Tenant to Landlord or paid to third parties by Landlord on behalf of Tenant, together with every fine, penalty, interest and cost which may be added for non-payment or late payment under this Lease or pursuant to applicable law, shall constitute "ADDITIONAL RENT." Additional Rent shall be paid directly to Landlord at the address specified herein, or at such other place, as Landlord may designate, in writing. If Tenant fails to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein or by law as in the case of non-payment of Monthly
Rent. Monthly Rent and Additional Rent shall sometimes be collectively referred to herein as "RENT."

     6.   COMMON AREA OPERATING EXPENSES

          6.1  COMMON AREA OPERATING EXPENSES. For purposes hereof:

               6.1.1 "LEASE YEAR" means calendar year during the Term.

               6.1.2 "COMMON AREA OPERATING EXPENSES" means and includes all costs of owning, operating and maintaining of the Project and the land on which it is located and including, without limitation, the following costs:

                     6.1.2.1 Property tax costs consisting of real, possessory interest and personal property taxes, and general and special assessments imposed by any governmental authority or agency, any non-progressive tax on or measured by gross rentals, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use of occupancy or the Project, and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above referenced taxes, less tax refunds obtained as a result of an application for review thereof;

                     6.1.2.2 Operating costs consisting of costs incurred by Landlord in maintaining and operating the Project and the parking facilities including (without limiting the generality of the foregoing) the following: cost of maintaining and operating the common areas and the parking facilities of the Project available for Tenant's use pursuant to the terms of this Lease, including, without limitation, lobbies, restrooms, elevators, stairways, passageways, hallways, walkways, gardens, waterfalls, waterways, roof, sidewalks and grounds; the cost of supplying all utilities to the common areas, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, the managing such utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and(or)

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elevator systems, and the cost of supplies, equipment and maintenance and service contracts in connection therewith; casualty and liability and such other insurance as Landlord may deem appropriate (including such endorsements as Landlord may elect to obtain); the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Common Area Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, re-striping, and cleaning; fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Premises and Project; payments under any easement, license, operating agreement, reciprocal easement agreement, declaration, covenant, underlying or ground lease (excluding rent); the cost of alarm and security service, exterior window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, and repairs to roofs; and cost of reasonable and customary property management services (which may be performed by an affiliate of Landlord) not to exceed three percent (3%) of Monthly Rent, and the cost of compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the management, operation, maintenance and repair of the Project and the parking facilities including, without limitation, engineers, janitors, foremen, floor waxes, window washers, watchmen and gardeners;

                     6.1.2.3 Amortization of such items or improvements of the Project as Landlord may have installed for the purpose of (i) reducing costs,
(ii) compliance with governmental rules or regulations promulgated after completion of the Project, or (iii) efficient operation of the Project; provided, however, Tenant shall not be required to pay, as a Common Area Operating Expense, for both the replacement of any item and for the amortization of such item. Capital improvements (i.e. improvements that can be amortized pursuant to GAAP) shall be amortized over their estimated useful life with interest at the rate specified in Paragraph 30.14 below. The estimated useful life shall take into account the application (such as single pass air, 24 hour operation, environmental condition, and other factors which may reduce the life of the capital improvement). Tenant shall have the right to reasonably approve any capital expense of the Common Area for a single item totaling greater than $25,000. Except in the event of an emergency, Tenant may require such capital expense to be competitively bid. Notwithstanding anything to the contrary contained in this Lease, Tenant's Percentage of roof repairs shall not exceed $10,000 per annum; and

                     6.1.2.4 Notwithstanding anything to the contrary in this Lease, Common Area Operating Expenses shall not include and Tenant shall not be required to pay any portion of (A) any tax or assessment expense or any increase therein (i) levied on Landlord's rental income, unless such tax or assessment is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (iii) imposed on land and improvements other than the Project; or (iv) attributable to Landlord's net income, inheritance, gift, transfer, or estate taxes or resulting from improvements of any of the Project for the sole use of other occupants;

or (B) the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "COSTS"): (i) Costs occasioned by the violation of any law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors, by the gross negligence of Landlord or its agents, employees or contractors, or by any act by another Tenant of the Project or its agents, employees or contractors; (ii) Costs occasioned by the exercise of the power of eminent domain; (iii) Costs of any renovation, improvement, painting or redecorating of any portion of the Project not made available for Tenant's use; (iv) Costs incurred in connection with negotiations or disputes with any other occupant of the Project and Costs arising from the violation by Landlord or any other occupant of the Project of the terms and conditions of any lease or other agreement; (v) insurance Costs for coverage not required under this Lease and not customarily paid by tenants of similar projects in the vicinity of the Premises, increases in insurance Costs caused solely by the activities of another occupant of the Project, or insurance deductibles of more than $10,000 (subject to reasonable increases over the Term); (vi) Costs incurred in connection with the presence of any Hazardous Material, except as provided herein; (vii) interest, charges and fees incurred on debt; (viii) Costs of structural repairs to the Building, except as the result of the Landlord Improvements, any Alterations performed by Tenant (as provided below), or Tenant's occupancy; and (x) wages, compensation, and labor burden for any employee not stationed on the Project or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Project in excess of three percent (3%) of Monthly Rent.

          6.2 PAYMENT OF COMMON AREA OPERATING EXPENSES. As soon as reasonably practical following Commencement Date, and thereafter as soon as reasonably practical each calendar year, Landlord shall furnish Tenant a statement showing, in reasonable detail, an estimate of the Common Area Operating Expenses for the current year ("LANDLORD'S ESTIMATE"). Commencing as of the Commencement Date, Tenant shall pay an amount equal to one-twelfth (1/12) of Tenant's Percentage of Landlord's Estimate for the current year. Landlord shall, as soon as reasonably possible after each calendar year and in no event later than one hundred twenty
(120) days after the commencement of each calendar year, deliver to Tenant a statement showing in reasonable detail, the actual Common Area Operating Expenses for the previous year, along with a calculation of Tenant's Percentage of the amount, if any, by which the actual Common Area Operating Expenses exceed the Landlord's Estimate. If Tenant's obligation for Common Area Operating Expenses for the prior year exceeds the amount of estimated payments made by Tenant during such prior year, Tenant shall pay Landlord the amount of such excess within thirty (30) days after Landlord submits a statement of the amount due. If Tenant's obligation for Common Area Operating Expenses for any year is less than the amount paid by Tenant therefore during such year, the amount of such overpayment at the election of Tenant shall be credited against monthly installments of Common Area Operating Expenses and/or Monthly Rent next coming due or refunded to Tenant. If any such overpayment remains unreimbursed at the termination of Lease, Landlord shall apply such amount to any amounts which may be owing by Tenant to Landlord, and the remainder shall be promptly refunded to Tenant. If this Lease commences or terminates on any day other than January 1st, any additional payment or credit for any initial or final partial year shall be determined by prorating such amount according to a three hundred sixty (360) day year.

          6.3 ADDITIONAL COSTS CAUSED BY TENANT. Subject to the waiver of subrogation described in PARAGRAPH 16 below, if Tenant or its employees, agents, guests, or invitees cause Landlord to incur costs of any kind in excess of standard routine maintenance and upkeep of the Common Areas or the parking facilities, Landlord may require Tenant to pay such costs directly to Landlord. If Landlord receives an insurance recovery with respect to any such cost then Tenant shall pay to Landlord the amount of any deductible, along with the amount, if any, by which the actual cost exceeds the insurance proceeds immediately upon written demand by Landlord. Certain types of Tenant improvements will increase the cost of maintenance and upkeep of the Premises to be incurred by Landlord (e.g., equipment requiring periodic maintenance not generally supplied by Landlord to its Tenants, equipment with unusual security needs, etc.). Further, in the event that square foot value the improvements installed to the Premises are of a value in excess of the general value of the Project, Landlord may reasonably allocate any property taxes to Tenant associated with such excess value. Tenant shall reimburse Landlord for any such increased costs, at such time or times as may be requested by Landlord. In addition, Landlord may at any time, at its option, cease performance of any such items of maintenance or upkeep of the Premises.

          6.4 COSTS ATTRIBUTABLE TO PARTICULAR BUILDING. Any Common Area Operating Expenses and real property taxes that are specifically attributable to the building in which the Premises is a part ("BUILDING") or to any other building in the Project or to the operation, repair and maintenance thereof shall be allocated in Landlord's discretion entirely to the Building or to such other building as the case may be. However, any Common Area Operating Expenses and taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Landlord to all buildings in the Project.

          6.5 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the provisions contained herein, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project so designated by Landlord, in its sole discretion, are collectively referred to herein as the "COMMON AREAS"). The common areas may include a park or other facilities open to the general public and sidewalks, walkways, parkways, driveways and landscape areas located within and appurtenant to the Project. The manner in which the common areas are maintained and operated, and all services in connection therewith, shall be at the sole discretion of Landlord. The common areas are subject to changes by Landlord. Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the common areas; (ii) to make changes to the common areas, including without limitation, changes in the location, size, shape and number of street entrances, driveways, passageways, stairways, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to add additional buildings and improvements to the common areas; (iv) to reasonably designate land outside the Project but contiguous to the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and common areas to the Project; (v) to delete from the Project any of the land and/or improvements currently located therein; (vi) to use the common areas while engaged in making additional improvements, repairs or alterations to the Project; and (vii) to do and perform such other acts and make such changes in, to or with respect to the Project and/or common areas as Landlord may deem to be appropriate; provided, however, that Landlord shall not exercise any rights under this paragraph, if such exercise would substantially unreasonably interfere with Tenant's use of, operations on, or access to the Premises or materially increase Tenant's financial obligations under this Lease beyond that which is customary for similar properties as the Project in the Sorrento Valley area. Landlord shall use its best efforts to minimize any disruption to Tenant. Furthermore, the inclusion of any item under PARAGRAPH 6.1 as a possible cost as a Common Area Operating Expense shall not create an obligation of Landlord to conduct any such maintenance, repair, or replacement, unless Landlord expressly has such obligation otherwise under this Lease. As part of Landlord's improvements to the exterior of the Project, Landlord will construct, at its sole expense, a sidewalk from the exterior of the Building to the interior courtyard entryway, resurface the parking areas, and improve the landscaping.

     7.   SECURITY DEPOSIT.

          7.1 PAYMENT OF SECURITY DEPOSIT. Concurrently with the execution of the Lease, Tenant shall deliver to Landlord the Security Deposit in cash or other immediately available funds. This amount shall be held by Landlord for the faithful performance of all of the provisions and conditions of this Lease to be kept and performed by Tenant hereunder. Landlord's obligation with respect to the Security Deposit is that of a debtor and not as a trustee. The Security Deposit may be commingled with rental receipts or other funds of Landlord or dissipated entirely. Interest shall accrue on the Security Deposit at the same rate which Landlord receives from its banking institution, which Landlord shall accrue and be paid at such intervals as Landlord may elect.

          7.2 USE OF SECURITY DEPOSIT. Landlord may use or retain all or any part of the Security Deposit for the payment of any Monthly Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default Landlord may also apply the Security Deposit toward costs incurred to repair damages to the Premises or to clean the Premises upon termination of this Lease. If any portion of the Security Deposit is so applied or used, Tenant shall, within five (5) business days after written notice thereof, deposit an additional amount with Landlord sufficient to restore the Security Deposit to the amount set forth above, and Tenant's failure to do so shall constitute a default of this Lease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified herein and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant. Landlord shall return any unused portion of the Security Deposit to Tenant, or so much of the Security Deposit as is remaining, no later than sixty (60) days following the expiration or earlier termination of the Lease.

          7.3 FORM OF LETTER OF CREDIT. At the election of Landlord's lender, in lieu of delivering to Landlord the portion of the Security Deposit equal to one-half (1/2) of the

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

Additional Contribution as required in PARAGRAPH 4.4 above Tenant may deliver to Landlord an unconditional, irrevocable and renewable letter of credit in the principal amount of one-half (1/2) of the Additional Contribution ("LETTER OF CREDIT") in favor of Landlord in the form attached hereto as EXHIBIT "F," or such other form as Landlord shall approve in its sole discretion, and issued by Landlord's lender, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Except as otherwise provided herein, Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit. The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord's behalf for the principal amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand and presentation of a written statement signed by Landlord, certifying, under penalty of perjury, that such moneys are due and owing to Landlord as a result of Tenant's default under this Lease. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary to Landlord's successor in interest as owner of the Building and that upon receiving written notice of transfer, and upon presentation to the issuer of the original Letter of Credit, the issuer will reissue the Letter of Credit naming such transferee as the beneficiary at Landlord's sole expense. If the term of the Letter of Credit held by Landlord will expire prior to thirty (30) days after the last day of the Term and it is not extended, or a new Letter of Credit for an extended period of time is not substituted, within thirty (30) days prior to the expiration of the Letter of Credit, then Landlord shall be entitled to make demand for the principal amount of said Letter of Credit and, thereafter, to hold such funds as the Security Deposit. The Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease and may be used or applied by Landlord to any Tenant default in the same manner as the Security Deposit hereunder. If any portion of the Letter of Credit proceeds are so used or applied, Tenant shall, within ten
(10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the full principal amount required in this paragraph. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Landlord sell its interest in the Premises during the Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds.

     8. TENANT'S PROPERTY TAXES. Tenant shall pay, before delinquency, all taxes levied against, imposed upon, measured by, or resulting from or with respect to
(i) any personal property or trade fixtures placed by Tenant in or about the Premises; (ii) the possession, lease, operation, management, maintenance, alteration, improvement, repair, use or occupancy of the Premises or any portion thereof (but not any tax (a) levied on Landlord's rental income, unless such tax or assessment is imposed in lieu of real property taxes, or (b) attributable to Landlord's net income, inheritance, gift, transfer, or estate taxes), (iii) this transaction or any document to which Tenant is a party creating or transferring any interest or estate in the Premises; and (iv) the cost and expenses of contesting the amount or validity of any of the foregoing taxes. If any such taxes are levied against Landlord or Landlord's property, and if Landlord pays the same, which Landlord shall have the right but not the obligation to do regardless of the validity of such levy, Tenant shall, immediately upon demand, repay to Landlord the taxes so levied against Landlord.

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

     9. USE. Tenant shall use the Premises only for the specified use set forth in PARAGRAPH 1.11, above, and shall not use or permit the Premises to be used for any other purpose. Except as otherwise mutually agreed to by Landlord and Tenant (with such agreement at Landlord's sole discretion acting in good faith), Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of any fire or other insurance upon the building or any of its contents or cause cancellation of any insurance policy covering said Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit any waste nor permit any employee's, agents, representatives, sublessees or invitees of Tenant (collectively "Tenant Parties") to commit any waste in or upon the Premises.

     10. COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable laws, statutes, codes, ordinances, or government rules, regulations, requirements, covenants, conditions and restrictions ("CC&RS") or matters of record now in force or which may hereafter be enacted or promulgated or recorded against the Project (collectively, "APPLICABLE LAW"). Tenant shall, at its sole cost and expense, promptly comply with all Applicable Law, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Applicable Law shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding anything to the contrary in this Paragraph, Tenant shall not be liable to pay or perform any improvements in the Premises which are caused or triggered by alterations performed by Landlord or another Tenant.

     11.  ALTERATIONS AND ADDITIONS.

          11.1 NO ALTERATIONS WITHOUT LANDLORD'S CONSENT. Tenant shall not make any alterations, additions or improvements ("ALTERATIONS") to or on the Premises or any part thereof without the prior written consent of Landlord, which not be unreasonably withheld; provided, however, Landlord may withhold in its sole discretion any consent to change any structural or exterior portions of the Premises. Except as provided on the list attached hereto as EXHIBIT "J," any Alterations to or on the Premises or any part thereof, including, but not limited to, wall covering, paneling, built-in cabinet work, and fixtures, and excepting only moveable furniture and equipment not attached to the Premises, shall, upon the expiration of the Term, become part of the realty, become the property of Landlord, and shall be, surrendered with the Premises whether paid for by Landlord or Tenant. As to any items on EXHIBIT "J" which Tenant does not intend to use in another facility, prior to removal, Tenant shall give Landlord the right of first offer to purchase such items. Landlord shall exercise such right within ten (10) business days after receipt of notice that any such item is available. In the event Landlord consents to the making of any Alterations to or on the Premises or any part thereof by Tenant, the same shall be made at Tenant's sole cost and expense. Any provision of this Lease to the contrary notwithstanding, Tenant shall have no right to remove any of the following items: (i) any power wiring or power panels or electrical distribution; lighting or lighting fixtures; security or fire protection systems; communication cabling; computer or fiber optic distribution; plumbing systems; air distribution; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; or other similar building operating equipment and decorations; or (ii) any item of the Landlord Improvements. Notwithstanding the foregoing, or anything to the contrary contained herein, Tenant shall have the right to remove the equipment and other property listed on EXHIBIT "J" attached hereto at any time before the end of the Term. Notwithstanding anything herein to the contrary, Tenant may construct, interior non-structural Alterations in the Premises without Landlord's prior approval, if the cost of any such project does not exceed Twenty-Five Thousand Dollars ($25,000). Tenant's trade fixtures, furniture, equipment and other personal property installed in the Premises ("TENANT'S PROPERTY") shall at all times be and remain Tenant's property. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant's Property from the Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant's Property. In all events, Tenant shall provide to Landlord prior notice of any Alteration in order that Landlord may post a notice of non-responsibility.

          11.2 REMOVAL AT TERMINATION. Upon the expiration or sooner termination of the Term and upon written demand by Landlord, Tenant shall, forthwith and with all due diligence, at Tenants sole cost and expense, remove any Alterations made by Tenant and requested by Landlord to be removed and repair any damage to the Premises caused by such removal. Notwithstanding the foregoing, Landlord shall have no right to require Tenant to remove any Alterations unless it notifies Tenant at the time it consents to such Alterations that it shall require such Alterations to be removed at the end of the term of this Lease.

          11.3 COMPLIANCE WITH REGULATIONS. Tenant acknowledges that any alteration or improvement to the Premises which Tenant desires to undertake from time to time, may trigger additional requirements to improve, alter, or modify the Premises or the Project pursuant to the Federal Americans with Disabilities Act or other Applicable Law. Tenant shall be responsible for the cost of any and all improvements, alterations, or modification of the Project or Premises which may be required due to Alterations which Tenant has elected to undertake within the Premises, including without limitation "path of travel" or other common area upgrades which may be required by Applicable Law. Landlord may condition its consent to any Alterations on the presentation by Tenant of reasonable evidence of financial ability to complete all work as may be required by law. In addition, Landlord may withhold its consent to any proposed Alterations if the anticipated work to be required outside the Premises may cause unreasonable inconvenience to the Project or its tenants during construction.

     12.  REPAIRS.

          12.1 MAINTENANCE BY TENANT. Except as provided in Paragraph 12.2 below, Tenant shall, at Tenant's sole cost and expense, keep in the same condition, maintenance and

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repair as when received on the Commencement Date (reasonable wear and tear excepted), the interior of the Premises and every part thereof that solely serves the Premises, including without limitation, the doors, entrances, vestibules, window casements and glass, showcases, skylights, glazing, plumbing pipes, electrical, wiring and conduits. Tenant shall also at its sole cost and expense, keep in the same condition, maintenance and repair as when received on the Commencement Date (reasonable wear and tear excepted) package units of heating and air conditioning system if no Central Plant is installed (or if such package units are installed to service the Premises in addition to a Central Plant). Damage thereto by fire, earthquake or other casualty, act of God, or the elements shall be governed by PARAGRAPH 22 below. Tenant shall obtain service contracts for the maintenance of the HV/AC package units and other building systems solely servicing the Premises (but not the Central Plant which Landlord shall maintain pursuant to Paragraph 12.2 below) on at least a quarterly basis. If Tenant does not maintain the Premises as required hereunder promptly and adequately, Landlord may, but need not, do so and Tenant shall upon demand pay Landlord's cost therefor. Tenant hereby waives all right to make repairs at the expense of Landlord as provided under any law, statute, or ordinance now or hereafter in effect. Subject to PARAGRAPH 22, Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as when received, broom clean, ordinary wear and tear, and Alterations permitted hereunder, excepted.

          12.2 MAINTENANCE BY LANDLORD. Except as provided in PARAGRAPH 12.1 above, Landlord shall repair and maintain the following items (a) the structural elements of the Project, including load bearing walls, foundation and roof , excluding membrane (provided, however, if the need for such repair or maintenance is caused by Tenant or Tenant's Alterations, Tenant shall be solely responsible for the cost thereof); (b) those repair and maintenance items necessitated by the grossly negligent acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors,
(c) those repair and maintenance items for which Landlord has a right of reimbursement from others, (d) the Central Plant, electrical, water, sewer, and plumbing systems serving the Building and Project (to the extent not solely located within and solely serving the Premises) but excluding the package units as set forth in Paragraph 12.1 above, and (e) repair and maintenance to any portion of the Building and Project outside of the demising walls of the Premises. There shall be no abatement of Monthly Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances, and equipment therein except to the extent resulting from the gross negligence or willful misconduct of Landlord or its agents. Landlord shall use commercially reasonable efforts to minimize interference with the use, occupancy or operation of the Premises in the making of any repairs, alterations, or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances, and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect. All costs incurred by Landlord under items (d) and (e) of this PARAGRAPH
12.2 shall be a Common Area Operating Expense, except as described in PARAGRAPH
6.1.2.4 above and all costs incurred under items (a) through (b) of this PARAGRAPH 12.2 shall be the sole cost and expense of Landlord.

     13. LIENS. Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished, or

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

obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of any Alterations to be made to the Premises (but not with regard to the Landlord Improvements) for Alterations which cost in excess of One Hundred Thousand Dollars ($100,000), to insure Landlord against any liability for mechanics' and materialmen's liens, and to insure completion of the work.

     14.  ASSIGNMENT AND SUBLETTING.

          14.1 RESTRICTION ON ASSIGNMENT AND SUBLETTING. Tenant shall neither voluntarily nor by operation of law assign, sell, encumber, pledge, or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit any other person (excepting Tenant's agents and employees) to occupy the Premises or any portion thereof, without Landlord's prior written consent which consent shall not be unreasonably withheld. Landlord's consent shall be based upon (i) a determination that the same type, class, nature, and quality of business, services, management and financial soundness of ownership shall exist after such assignment or subletting, and (ii) that each and every covenant, condition, and obligation imposed upon Tenant by this Lease and each and every right, remedy and benefit afforded Landlord by this Lease and the underlying purpose of this Lease is not thereby materially impaired or diminished. The reasonable determination by Landlord as to whether consent will be granted in any specific instance may be based on, without limitation, the following factors: (i) whether the transferee's use of the Premises will be compatible with the provisions of the Lease and the operation of the Project as a whole; (ii) the extent to which the transferee will compete with other existing tenants of the Project; (iii) the financial capacity of the transferee (taking into account Tenant's continuing financial capacity to pay all of its obligations under this Lease);
(iv) the business reputation of the transferee; (v) the transferee's intended use of the common areas and facilities; (vi) the quality of the business operations of the transferee; (vii) the business experience of the proposed transferee; and (viii) whether the transferees business is likely to increase the risk of waste disposal or other environmental problems; and (ix) whether the intended transferee is currently a tenant in the Project or is currently negotiating with Landlord for the occupancy of other space within the Project. This list of factors is not intended to be exclusive, and Landlord may rely on such other reasonable bases for judgment as may apply from time to time. Landlord shall not at any time be required to consent to any assignment, subletting, or other transfer to any party who is or was immediately prior to the transfer a tenant in the Project. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not constitute a waiver of Landlord's right to require consent to any future assignment, subletting, or other transfer. Tenant shall reimburse Landlord for Landlord's reasonable costs and attorney's fee incurred in conjunction with the processing and documentation of any required consent to assignment, subletting, transfer, change of ownership, or hypothecation of this Lease or Tenant's interest in and to the Premises not to exceed Two Thousand Five Hundred Dollars ($2,500), as adjusted by increases in the Consumer Price Index over the Term.

          14.2 LANDLORD'S APPROVAL. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be

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

carried out in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and all transfer documents relating to the proposed transfer; and (iv) such reasonable business and financial information as Landlord may request concerning the proposed subtenant or assignee. Any request for Landlord's approval of a sublease or assignment shall be accompanied with a check in such reasonable amount as Landlord shall advise for the cost of review and preparation, including reasonable attorney's fees, of any documents relating to such proposed transfer not to exceed Two Thousand Five Hundred Dollars ($2,500), as adjusted by increases in the Consumer Price Index over the Term. The provision and conditions of any proposed sublease or assignment must not be inconsistent with any provision of this Lease, and must address all matters contained in this Lease. In addition, the transferee must expressly assume all of the obligations of Tenant under this Lease. Notwithstanding the assumption of the obligations of this Lease by the transferee, no subletting or assignment, even with the advance written consent of Landlord, unless Landlord and Tenant otherwise agree in writing, shall relieve Tenant of its continuing obligation to pay the Monthly Rent and perform all the other obligations to be performed by Tenant hereunder. The obligations and liability of Tenant hereunder shall continue notwithstanding the fact that Landlord may accept Monthly Rent and other performance from the transferee. The acceptance of Monthly Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

          14.3 ELECTION OF LANDLORD. At any time within twenty (20) days after Landlord's receipt of the information specified in PARAGRAPH 14.2 above, Landlord may by written notice to Tenant elect to either (i) consent to the sublease or assignment of the Premises or the portion thereof as shall be specified in said notice; or (ii) withhold its consent to said sublet or assignment. Tenant may thereafter within ninety (90) days after receipt of Landlord's written consent enter into a valid assignment or sublease of the Premises or portion thereof, to the party and upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to PARAGRAPH 14.2 above. If Landlord takes no action within the twenty
(20) day period, consent to the proposed assignment or sublease shall be deemed given.

          14.4 RESTRICTIONS ON TENANT. In no event shall Tenant display on or about the Premises or the Project any signs for the purpose of advertising the Premises for assignment, subletting or transfer rights. Fifty percent (50%) of any rent or other consideration (excluding payments for Tenant's assets which are not otherwise Landlord's property hereunder, services provided by Tenant, or other consideration not related to the Premises) paid by the assignee or subtenant that exceeds one hundred and ten percent (110%) the Rent then payable by Tenant to Landlord hereunder shall be due, owing and payable from Tenant to Landlord as and when received by Tenant.

          14.5 UNAUTHORIZED TRANSFERS VOID. Any sale, assignment, mortgage or transfer of this Lease or subletting which does not comply with the provisions of this PARAGRAPH 14 shall be void and, at the option of Landlord, shall terminate this Lease (in accordance with Paragraphs 23 and 24).

          14.6 LIMITATION ON LIABILITY. If Tenant requests consent to an assignment or sublease, and the Landlord refuses to give its consent, elects to terminate this Lease, or takes other action which is later determined by a court or arbitrator or mediator to be unreasonable or unlawful, Tenant's only remedy shall be specific enforcement of the right to assign or sublet; in no event shall Landlord be liable to any party for monetary damages in connection with its responses to requests for consent to assignment or subletting.

          14.7 PERMITTED TRANSACTIONS. Notwithstanding anything to the contrary contained herein, Tenant may, without Landlord's prior written consent and without payment of any amount to Landlord, sublet the Premises or assign the Lease to (a) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Tenant's assets located in the Premises (collectively, subsections (a) through (c) are referred to as "PERMITTED TRANSACTIONS" and each such entity described therein as "AFFILIATES"). Neither the sale or transfer of Tenant's capital stock, including, without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant and any sale through any private or public offering, nor the pledge of or grant of a security interest in any of the Tenant's capital stock shall be deemed an assignment, subletting or other transfer of the Lease or the Premises. In no event shall any such assignment or subletting release Tenant from any liability under this Lease. Tenant shall provide Landlord with all documentation related to any such subletting or assignment.

     15.  HOLD HARMLESS.

          15.1 INDEMNIFICATION BY TENANT. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, demands, liability, loss, or damage, whether for injury to or death of persons or damage to real or personal property, arising out of Tenant's use or occupancy of the Premises, any activity, work, or other thing done by Tenant or any Tenant Parties in or about the Project, as a result of Tenant's violation of any law, order or regulation, or a breach of Tenant's obligations or representations under the Lease. Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Notwithstanding anything in this Lease to the contrary, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the gross negligence or willful misconduct of Landlord or its agents, contractors, or licensees, Landlord's violation of any law, order or regulation, or a breach of Landlord's obligations or representations under this Lease. Except as expressly stated otherwise in this Lease, and subject to the foregoing, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. Tenant's and Landlord's obligation to indemnify under this paragraph shall include attorney's fees, investigation costs, and other reasonable costs, expenses, and liabilities incurred by Landlord. If the ability of Tenant to use the Premises or the Project is interrupted for any reason, Landlord shall not be liable to Tenant for any loss or damages occasioned by such loss of use except as expressly stated in this Lease.

          15.2 NO LIABILITY OF LANDLORD. Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Project, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire,

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

explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Project or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface from any other place resulting from dampness or any other cause whatsoever except as expressly set forth in this Lease. Landlord, or its agents, shall not be liable for interference with the light or other incorporeal hereditament or loss of business by Tenant, nor shall Landlord be liable for any latent defect in the Premises or the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment. Except to the extent resulting from the gross negligence or willful misconduct of Landlord, Tenant assumes all responsibility for security of the Premises, Tenant, its agents, customers, employees, and invitees, and their property from the acts of third parties (excluding Landlord and its employees, agents or representatives).

     16. SUBROGATION. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under workers compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents, or employees if any such loss or damage is covered by insurance benefiting the part suffering such loss or damage. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby mutually release each other from liability and waive all right to recover against each other or against officers, employees, agents, guests, authorized assignees or subtenants, or representatives of each other for any loss or damage to any person or property caused by or resulting from risks insured against under any insurance policies carried by the parties, which are required to be insured against under the Lease, or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released. All of Landlord's and Tenant's repair and indemnity obligations under the Lease shall be subject to the waiver and release contained in this Paragraph. The parties shall cause each insurance policy obtained by it hereunder to provide a waiver of subrogation. The provisions of this paragraph shall apply notwithstanding any other provisions set forth in this Lease.

     17.  TENANT'S INSURANCE.

          17.1 PREMISES INSURANCE. Tenant shall procure and maintain in force at all times during the Term of this Lease a policy or policies of fire and extended coverage insurance (including vandalism, malicious mischief, and sprinkler leakage) with respect to its fixtures, personal property, any exterior signage affixed to the Project, and equipment located in the Premises to the extent of at least ninety percent (90%) of their insurance value. Tenant shall also procure and maintain plate glass coverage with respect to the Premises.

          17.2 LIABILITY INSURANCE. Tenant shall procure and maintain at all times during the Term of the Lease Workers' Compensation Insurance. Tenant shall also procure and maintain at all times during the Term hereof Combined Single Limit Bodily Injury and Property Damage Insurance insuring Landlord (as an additional insured) and Tenant against any liability arising out of the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than two million dollars ($2,000,000) per occurrence. This policy shall include broad form contractual liability and indemnity coverage

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

which shall insure performance by Tenant of the indemnity and defense provisions in PARAGRAPH 15 above. The limits of said insurance shall not, however, be construed to limit the liability of Tenant under this Lease.

          17.3 OTHER INSURANCE. Tenant shall procure and maintain at all times during the Term of this Lease (i) personal injury insurance including coverage for employee liability, (ii) business interruption insurance, and (iii) during any period of construction of Alterations by Tenant, builder's all risk insurance which must include completed operations coverage.

          17.4 INSURANCE REQUIREMENTS. The amount of the deductibles, if any, on each policy required hereunder shall be a business decision by Tenant subject to Landlord's reasonable approval; under no circumstances shall Landlord be required to reimburse Tenant for the amount of any deductible incurred by Tenant in connection with any insured event, even if the event resulting in the claim was caused or contributed to by Landlord or its agents, servants, or employees. All insurance which Tenant is required to maintain hereunder shall be on an occurrence basis and shall be with financially responsible insurance companies with a Best's rating of B:VIII or better and which companies shall be subject to the reasonable approval of Landlord. Within five business days after the execution of this Lease Tenant shall notify Landlord in writing of the name of Tenant's insurer. Tenant shall deliver to Landlord prior to entry on the Premises by Tenant certificates of insurance evidencing the existence and amount of such insurance, and showing Landlord as a named insured; provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but not be required to) procure same at Tenant's expense. No such policy shall be cancelable, or subject to reduction of coverage except after prior written notice to Landlord by the insurer. Tenant shall, within twenty (20) days prior to the expiration of such policies furnish Landlord with renewals or binders or Landlord may order such insurance and charge the cost to Tenant, which amount shall be payable by Tenant upon demand. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided that such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease. Tenant shall, upon request from Landlord, promptly deliver to Landlord copies of all insurance policies (including the declarations pages) in effect with respect to Tenant's business and the Premises.

          17.5 LANDLORD'S INSURANCE. Landlord shall maintain "all risk" property insurance insuring against risk of loss or damage to the Building and the Project as Landlord shall determine in its reasonable business discretion. Such insurance shall be for the full replacement cost of the Building to the extent reasonably available.

     18.  SERVICE AND UTILITIES.

          18.1 UTILITIES CONTRACTED BY TENANT. Where possible, Tenant shall contract in its name and shall pay directly to the utility company, before delinquency, all utility deposits and fees including any present or future installation, hook-up, tap fees and/or service charges, together with any taxes thereon, for water, electricity, sewage, gas, telephone, and any other utility services supplied to the Premises. Tenant shall not install any equipment which will

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

exceed or overload the capacity of existing utility facilities. If any equipment installed by Tenant shall require additional utility facilities, Tenant shall first obtain Landlord's written consent to such installation (which consent shall not be unreasonably withheld) and such installation shall be at Tenant's expense. Notwithstanding the foregoing, Landlord shall have the right at any time and from time to time during the Term to require Tenant to contract for utility services with alternative service providers selected by Landlord, at Landlord's sole discretion, provided that such selection shall not increase Tenant's utility costs or not otherwise adversely affecting Tenant's business in the Premises.

          18.2 MASTER METER; UTILITIES CHARGE. If Landlord agrees, in its sole discretion, for any utility not to be separately metered, or if Landlord elects at its sole option, to place one or more of the utilities serving the Premises on a master meter with other portions of the Project, Tenant shall pay monthly, in advance as additional rent, with payment of monthly installments of Monthly Rent, an amount ("UTILITIES CHARGE") to reimburse Landlord for the utilities, furnished by Landlord to the Premises and for the repair, maintenance and replacement, if necessary, of the meters, pipes, conduits, equipment, components and facilities installed and/or maintained by Landlord and used to deliver such utilities to the Premises. Landlord shall initially estimate the amount of Utilities Charge payable by Tenant based on a typical store layout comparable to Tenant's proposed use of the Premises and shall thereafter adjust such estimate from time to time, as necessary, based on Landlord's experience and reasonably anticipated costs. The portion of Utilities Charge payable by Tenant for the cost of the utilities (as opposed to repair, maintenance and replacement) shall not exceed the cost which would have been incurred by Tenant, if Tenant had contracted directly for such utility service(s).

          18.3 FAILURE TO PAY. If any utility charges are not paid when due, Landlord may pay the same and any amount so paid by Landlord shall be immediately due and owing from Tenant to Landlord as additional rent. In the event any utilities are furnished by Landlord to the Premises and/or to any premises leased from Landlord or other tenants in the Project, Tenant shall pay Landlord upon demand, as additional rent Tenant's equitable share of the cost to Landlord of providing such utilities, as reasonably determined by Landlord; provided that in no event shall Tenant pay for any utilities solely being provided to other tenants of the Project. Landlord shall not be responsible in any manner for any interruption or failure of utility supply unless caused by Landlord's gross negligence or willful misconduct.

     19. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate. The current rules and regulations for the Project are defined on EXHIBIT "G" attached hereto. Landlord reserves the right from time to time to make reasonable modifications to said rules and regulations. The additions and modifications to those rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants. Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Tenant's use of the Premises, the Project, or Tenant's parking rights hereunder, or materially increase the obligations of Tenant hereunder.

     20. HOLDING OVER. If Tenant should remain in possession of the Premises after the expiration of the Term of this Lease without executing a new lease and without Landlord's prior written consent, then such holding over shall be construed as a tenancy at sufferance from month-to-month (requiring at least thirty (30) days' advance written notice from either party to the other prior to termination) subject to all the conditions, provisions and obligations of this Lease insofar as they are applicable to a month-to-month tenancy; provided, however, that the Monthly Rent shall be increased to one hundred and fifty percent (150%) of the Monthly Rent last paid due, payable monthly in advance, during the time of any holdover. Notwithstanding the foregoing in the event Tenant fails to vacate the Premises and fulfill all of its obligations hereunder at the end of the Term, Tenant shall be liable for all reasonably foreseeable damages incurred by Landlord by reason of the latter's inability to deliver possession of the Premises or any portion thereof to any other person.

     21. ENTRY BY LANDLORD. Landlord reserves and shall at any and all times have the right to enter the Premises, to inspect the same, to show said Premises to prospective purchasers or (during the last six (6) months of the Term) tenants, to post notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Project of which the Premises are a part that Landlord may deem necessary or desirable without abatement of Monthly Rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and other loss occasioned thereby except to the extent caused by Landlord's gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant's vaults, safes, files and restricted lab areas, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises without liability to tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof. Landlord and Landlord's agents, except in the case of emergency, shall not enter the Premises without prior consultation with Tenant. Any entry by Landlord and Landlord's agents shall not impair Tenant's operations more than reasonably necessary, and for the safety of Landlord and Landlord's employees, agents and representatives, shall comply with Tenant's reasonable security measures and health and safety precautions due to Tenant's use of biological agents.

     22.  RECONSTRUCTION.

          22.1 INSURED LOSS. In the event the Premises or the Project of which the Premises are a part are damaged by fire or other perils covered by insurance required to be maintained under this Lease, then Landlord shall forthwith repair the same, at its cost and expense, and this Lease shall remain in full force and effect.

          22.2 UNINSURED LOSS. In the event the Premises or the Project of which the Premises are a part are damaged as a result of any cause other than the perils covered by insurance required to be maintained under this Lease, then Landlord shall forthwith repair the same, provided the extent of the destruction is less than twenty percent (20%) of the then full replacement cost of the Premises (or if the damage is to the Project, and the extent of the destruction is less than twenty percent (20%) of the full replacement cost of the Project of which the Premises are a part). In the event the destruction of the Premises or Project is to the extent greater than or equal to twenty percent (20%) of the full replacement cost, then Landlord shall have the option to (i) repair or restore such damage, this Lease continuing in full force and effect, or (ii) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Monthly Rent shall be paid up to date of said such termination.

          22.3 DAMAGE NEAR END OF TERM. Notwithstanding anything to the contrary contained in PARAGRAPH 22, Landlord shall have no obligation whatsoever to repair, reconstruct or restore premises when the damage resulting from any casualty covered under this PARAGRAPH 22 occurs during the last twelve (12) months of the Original Term or the Extended Term, as the case may be; provided, however, Tenant may nullify Landlord's termination of this Lease pursuant to this paragraph in the last twelve (12) months of the Original Term by exercising its option for the Extended Term within ten (10) days after receipt by Tenant of Landlord's notice to terminate under this paragraph, in which event this Lease shall continue in full force and effect. Tenant may terminate this Lease in the event Landlord does not elect to repair, reconstruct or restore the Premise during the last twelve (12) months of the Term.

          22.4 LIMITATIONS ON REPAIR. Landlord shall not be required to repair any injury or damage by fire or other cause or to make any repairs or replacements of any panels, decoration, fixtures, railings, floor covering, partitions or any other property installed in the Premises by Tenant. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration. For purposes of this paragraph, insurance proceeds shall not be considered to be "available" if payable to Landlord's lender and such lender will not release them for repairs.

          22.5 TENANT'S RIGHT TO TERMINATE. If more than twenty percent (20%) of the Premises are destroyed by a peril and Landlord does not terminate this Lease, Tenant may terminate this Lease in the event that the estimated time for restoration of the Premises to its prior condition exceeds two hundred seventy
(270) days after the date of the destruction. The determination of length of time of such restoration shall be made by the reasonable judgment of Landlord. In the event Landlord reasonably determines that the restoration will not be completed within two hundred seventy (270) days after the date of the destruction, Tenant may, within ten (10) business days after the date Tenant receives notice of Landlord's decision, provide written notice to Landlord to terminate this Lease. In the event this Lease is not so terminated, Landlord shall endeavor to complete such restoration as soon as reasonably practical.

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     23.  DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

          23.1 Either the vacating of the Premises by Tenant without Tenant continuing to provide commercially reasonable security and maintenance of the Premises or the abandonment of the Premises by Tenant.

          23.2 The failure by Tenant to make any payment of Monthly Rent or any other payment required to be made by Tenant hereunder within five (5) days after written notice of a deficiency by Landlord is actually delivered to Tenant.

          23.3 The failure by Tenant to observe or perform any of the other covenants, conditions, or provisions of this Lease to be observed or performed by the Tenant where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if it would reasonably take Tenant longer than thirty (30) days to cure such failure, Tenant shall not be in default so long as Tenant promptly commences its cure of such failure and diligently prosecutes such cure to completion, but in no event shall such cure take longer than ninety (90) days to complete (except in the event Tenant's failure to cure solely results from the failure of Tenant to obtain a necessary governmental approval, in which event Tenant may have additional time to cure as long as Tenant is diligently pursuing such governmental approval).

          23.4 The making by Tenant of any general assignment for the benefit of creditors; the insolvency of Tenant; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

     24. DEFAULT REMEDIES. In the event of any default or breach by Tenant, in addition to any other rights or remedies of Landlord at law or in equity, Landlord shall have the following remedies:

          24.1 RECOVERY OF RENT. Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect of Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet and assign, subject only to reasonable limitations). Landlord may recover from Tenant the Monthly Rent and additional rent as it becomes due and any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would likely to result therefrom, irrespective of whether Tenant shall have abandoned the Premises. Landlord may sue monthly, annually, or after such equal or unequal periods, as Landlord desires for amounts due hereunder. The right to collect Monthly Rent as it becomes due shall terminate upon the termination by Landlord of Tenant's

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right to possession. Tenant's right to possession shall not be terminated unless and until Landlord delivers to Tenant written notice thereof.

          24.2 RELET PREMISES. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to relet the Premises at such Monthly Rent and upon such conditions and for such a term as Landlord see fits, and to do all other acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary, without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises which property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any reletting of the Premises occurs, such reletting shall be done for Tenant's account and be subject to the terms and conditions of PARAGRAPH 24.3 below; provided, however, that Tenant shall not be liable for any increase in damages caused by Landlord's reletting of the Premises. Notwithstanding the fact that Landlord may fail to elect to terminate the Lease initially, Landlord at any time during the Term of this Lease may elect to terminate this Lease by virtue of any previous uncured default of Tenant.

          24.3 TAKE POSSESSION. In the event that Landlord shall elect to reenter upon default by Tenant as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice by law, then, if Landlord does not elect to terminate, this Lease as provided herein, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Landlord shall also have the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: (i) to the payment of any indebtedness other than Monthly Rent due hereunder from Tenant to Landlord;
(ii) to the payment of any cost of such reletting; (iii) to the payment of the cost of any alterations and repairs to the Premises; (iv) to the payment of Monthly Rent due and unpaid hereunder; and (v) the residue, if any, shall be held by Landlord and applied in payment of future Monthly Rent as the same may become due and payable hereunder. Should reletting result in the actual payment of rentals at less than the Monthly Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord from time to time immediately upon demand therefore by Landlord. Tenant also shall pay to Landlord, on demand, as soon as ascertained, any costs and expenses incurred by Landlord in reletting or in making alterations and repairs to the Premises.

          24.4 TERMINATE LEASE. Landlord, either as an alternative to or subsequent to exercising the remedies set forth above, may terminate Tenant's right to possession of the Premises by and upon delivery to Tenant of written notice of termination. Landlord may then immediately reenter the Premises and take possession thereof pursuant to legal proceedings and remove all persons and property from the Premises which property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event that Landlord elects to terminate Tenant's right of possession Landlord may recover all of the following:

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

               24.4.1 The worth at the time of award of the unpaid Monthly Rent which had been earned at the time of termination ("WORTH AT THE TIME OF AWARD" shall be computed at the Interest Rate (as defined below), or the maximum rate as permitted by law, from the first day a breach occurs);

               24.4.2 The worth at the time of award of the amount by which the unpaid Monthly Rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the rental loss that the Tenant proves could have been reasonably avoided ("WORTH AT THE TIME OF AWARD" shall be computed at the Interest Rate, or the maximum rate permitted by law, from the first day a breach occurs);

               24.4.3 The worth at the time of award of the amount by which the unpaid Monthly Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided ("WORTH AT THE TIME OF AWARD" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%));

               24.4.4 Any other amount necessary to compensate Landlord for all the, detriment proximately caused by Tenants failure to perform its obligations under the Lease or which in the ordinary course of events would be likely to result therefrom including, but not limited to, expenses of reletting, attorneys fees, costs of alterations and repairs, recording fees, filing fees, and any other expense customarily resulting from obtaining possession of leased Premises and releasing; and

               24.4.5 At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

     25.  EMINENT DOMAIN.

          25.1 TERMINATION OF LEASE. If all of the Premises are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of such power, this Lease shall terminate as to the part so taken as of the date that the condemning authority takes possession of the Premises. If more than twenty-five percent (25%) of the Premises is taken or sold to the condemning party under such threat, or a smaller (but substantial) portion of the Premises is taken and Tenant reasonably determines that such portion is material to the operation of its business in the Premises (including, for example, the taking of Tenant's lab space), either Landlord or Tenant may terminate this Lease as of the date that the condemning authority takes possession by delivery of written notice of such election within twenty (20) days after such party has been notified of the taking or, in the absence thereof, within twenty (20) days after the condemning authority shall have taken possession.

          25.2 CONTINUATION OF THIS LEASE. If this Lease is not terminated by Landlord or Tenant, it shall remain in full force and effect as to the portion of the Premises remaining provided that, the Monthly Rent shall be reduced by that proportion which the floor area of the Premises taken bears to the gross floor area of the Premises and Tenant's Percentage shall be equitably adjusted based on such revision to the Premises and Project. In such event, Landlord

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may, at Landlord's expense, restore the Premises (but not Tenant's improvements therein) to a complete unit of like quality and character, except as to size, as existed prior to the date on which the condemning authority took possession.

          25.3 ALLOCATION OF AWARD. All awards for the taking of any part of the premises or proceeds from the sale made under the threat of the exercise of the power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold estate, for the taking of the fee or as severance damages; provided that Tenant shall be entitled to any award which is made for loss of or damage to Tenant's trade fixtures and removable personal property, loss of business goodwill, relocation expenses; and the unamortized value of any improvements made at Tenant's expense.

     26.  SUBORDINATION & ATTORNMENT: ESTOPPEL CERTIFICATES.

          26.1 SUBORDINATION. This Lease is junior, subject, and subordinate to, all ground leases, mortgages, deeds of trust, and other security instruments of any kind now encumbering the Premises, the portion of the Project owned by Landlord or any part thereof and all renewals, replacements, modifications, consolidations and extensions of any of the foregoing. Landlord reserves the right to place liens and other encumbrances on the Premises, the portion of the Project owned by Landlord or any part thereof or interest therein superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed by any encumbrances so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating thereto contained in this Lease. In the event of the foreclosure of any such lien or encumbrance, or the transfer of title to or Landlord's leasehold interest in the Premises or the portion of the Project owned by Landlord, Tenant shall attorn to the transferee, and will recognize such transferee as Landlord under this Lease provided that Tenant's right to quiet possession of the Premises is not affected solely as a result of such foreclosure or transfer and that Tenant receives a notice from Landlord informing Tenant of such change. Tenant further agrees to execute any documents required to effectuate an attornment or a subordination as requested by Landlord's lender in form provided that such form has generally consistent with that of commercial lenders and otherwise contains commercially reasonable terms, including without limitation the Subordination, Attornment, and Non-Disturbance substantially in the form attached as EXHIBIT "E" attached hereto ("SNDA"). Tenant's failure to execute such documents within ten (10) business days after written demand, followed by five (5) days after a second written notice to Tenant, at Landlord's election shall constitute a material non-curable default by Tenant hereunder. Prior to the Commencement Date, Landlord shall use its commercial reasonable efforts to obtain from any lenders or ground lessors of the Project or any portion thereof, a written agreement with terms generally consistent with that used by commercial lenders providing for recognition of Tenant's interests under the Lease in the event of a foreclosure of the lender's security interest or termination of the ground lease. Subject to the foregoing, the subordination of this Lease to any new ground lease or instrument of

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security shall be conditioned upon Tenant's receipt from any such ground lessors or lenders such a recognition agreement.

          26.2 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) business days prior notice from Landlord, execute acknowledge and deliver to Landlord or any proposed mortgagee, purchaser or successor in interest, a statement in writing in a form provided by Landlord and acceptable to Tenant certifying to the following: (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications), (ii) the dates to which the Monthly Rent, additional rent and other charges have been paid in advance, if any, (iii) whether Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, and stating such other reasonable matters as Landlord may request, and (iv) such other information concerning this Lease as Landlord may request. Tenant acknowledges that any such statement delivered pursuant to this paragraph may be relied upon by Landlord, any prospective mortgagee, ground lessor or other like encumbrance thereof or any assignee of any such encumbrance upon the Premises of the Project. In the event Tenant fails to provide such statement as above described within ten (10) business days after Landlord's request therefore, followed by five (5) days after a second written notice to Tenant, such failure at the election of Landlord shall constitute a material non-curable default of Tenant hereunder.

          26.3 MODIFICATIONS REQUIRED BY LANDLORD'S LENDER. If, in connection with Landlord obtaining construction, interim or permanent financing, the lender shall request modifications to this Lease as a condition to such financing, Tenant shall execute such modifications hereto within ten (10) business days following written request therefore, provided that such modifications do not increase the financial burdens, material affect other obligations of Tenant hereunder, or materially decrease Tenant's rights hereunder. Tenant's failure to so execute such modifications hereto shall be a default and provide grounds for Landlord's termination of this Lease, among all other rights and remedies of Landlord, as set forth in Paragraphs 23 and 24.

          26.4 TENANT'S FINANCIAL CONDITION. Tenant shall deliver to any lender or proposed purchaser of the Premises designated by Landlord any financial statements reasonably required by such lender to facilitate the sale, financing or refinancing of the Premises. At that time, Tenant shall represent and warrant to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

     27.  PARKING.

          Tenant shall have the right to use without charge on a non-reserved basis, in common with other tenants or occupants of the Project and such other persons or groups as Landlord may specify, the number of parking spaces designated in PARAGRAPH 1 above, subject to the rules and regulations of Landlord (or any concessionaire of Landlord's) for such parking facilities which may be established or altered by Landlord at any time or from time to time during the Term hereof. Landlord specifically reserves the right to alter that nature of character of the

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parking facilities from time to time. In addition to Landlord's rules and regulations, Tenant shall abide by the terms and provisions of any recorded easement, declaration or other agreement or instrument governing use of the parking facilities. If Tenant or its employees fail to park their cars in designated parking areas, then such failure shall be and Landlord may charge Tenant, without prior notice, ten dollars ($10) per day for each day or partial day per car parked in any areas other than those designated. All amounts due under the provisions of this PARAGRAPH 27 shall be additional rent and be payable by Tenant within ten (10) days after demand thereof. Tenant acknowledges that Landlord intends to install parking security systems which will control the access and egress to the parking. All costs of operating and maintaining the parking areas of the Project shall be a Common Area Operating Expense. Landlord agrees to provide Tenant with Tenant's Percentage of visitor spaces to be designated at the Project and shall consult with Tenant with respect to the placement of such spaces.

     28.  HAZARDOUS MATERIALS.

          28.1 RESTRICTIONS ON TENANT. Subject to PARAGRAPH 28.4 below, Tenant shall not do any of the following in violation of Applicable Law:

               28.1.1 Make, or permit to be made, any use of the Premises, or any portion thereof, which emits, or permits the emission of dust, sweepings, dirt, cinders, or odors into the atmosphere, the ground, or any body of water, whether natural or artificial.

               28.1.2 Discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any liquid, solid, or gaseous matter, or any combination thereof, into the atmosphere, the ground, or any body of water which matter, as reasonably any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive, or does, or may, adversely affect (i) the health or safety of persons, wherever located, whether on the Premises or anywhere else, (ii) the condition, use, or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or
(iii) the Premises, the Project, or any of the improvements, including buildings, foundations, pipes, utility lines, landscaping, or parking areas.

               28.1.3 Use, store, dispose of, or permit to remain on the Premises, the Project or the underlying or adjacent property any solid, liquid, or gaseous matter, or any combination thereof, which is, or may become, hazardous, toxic, or radioactive including, but not limited to, those materials that (i) are defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) are defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account
Act), (iii) are defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (iv) are petroleum or asbestos, (v) are listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vi) are designated "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.

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

Section 1317), (vii) are defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), (viii) are defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601), (x) which may pollute or contaminate the same, (ix) which may adversely affect the health or safety of persons, whether on the Premises or anywhere else, (x) which may adversely affect the condition, use, or enjoyment of the Premises or anywhere else, or (xi) which may adversely affect the Premises, the Project, or any of the improvements (all of the foregoing collectively referred to herein as "HAZARDOUS MATERIALS").

          28.2 DISPOSAL OF WASTE. Tenant shall not keep any trash, garbage, waste, or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove the same from the Premises. Tenant shall keep all incinerators, containers, or other equipment used for the storage or disposal of such matter in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and not use the sewage disposal system of the Project (i) for the disposal of anything except sanitary sewage, (ii) in excess of the amount reasonably contemplated by the uses permitted under the Lease, or
(iii) in excess of the amount permitted by any governmental entity. Tenant shall dispose of Hazardous Materials only through properly licensed Hazardous Materials disposal agencies.

          28.3 COMPLIANCE WITH LAWS. Tenant shall, at Tenant's own expense, comply with all existing and any hereinafter enacted applicable Hazardous Materials laws in its use, storage and disposal of Hazardous Materials in, on or about the Premises. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the appropriate governmental authority ("AUTHORITY") under all applicable Hazardous Material laws in its use, storage and disposal of Hazardous Materials in, on or about the Premises. Should any Authority require that a clean up or remediation plan be prepared or that a clean up or any other remediation action be undertaken because of any spills or discharges of Hazardous Materials or on the underlying or adjacent property by Tenant or the Tenant Parties that occur during the Term of the Lease, or after expiration of the Lease if as a result of Tenant's use of Hazardous Materials in, on or about the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the, required plans and financial assurances, and carry out the approved plans. At no expense to Landlord, Tenant shall promptly provide all information reasonably requested by Landlord for preparation of affidavits required by Landlord or for Landlord's own information, to determine the applicability of the Hazardous Materials laws to the Premises and shall sign affidavits promptly when requested to do so by Landlord regarding Tenant's use, storage and/or disposal of Hazardous Materials in, on or about the Premises, in form and content acceptable to Tenant.

          28.4 BUSINESS. Landlord acknowledges that it is not the intent of this PARAGRAPH 28 to prohibit Tenant from operating its business as described above. Tenant may operate it business so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all Applicable Law. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Materials on the Premises ("HAZARDOUS MATERIALS LIST"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also use commercially reasonable efforts to deliver an updated list before any new Hazardous Materials are brought onto the Premises or on or before the date Tenant obtains any additional permits or approvals. In connection with any Hazardous Materials utilized by Tenant on the Premises, Tenant shall be responsible, at its sole cost and expense, for making any necessary modifications or improvements either to Premises or Tenant's equipment as required by Applicable Law, or any governmental agency or as reasonably required by Landlord's insurance company. Tenant will, at its sole cost and expense, promptly upon receipt of written notice from Landlord complete such improvements. If such work is not promptly undertaken and completed, Landlord shall have the right, but not the obligation, to complete such work and to charge such amounts to Tenant as additional rent under this Lease.

          28.5 INDEMNIFICATION. Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, and expenses of any kind whatsoever, including but not limited to claims arising out of loss of life, injury to persons, property, or business, or damage to natural resources, in connection with or arising out of any spills or discharges of Hazardous Materials to the extent due to, contributed to, or caused by the activities of Tenant, or any Tenant Parties or trespassers in the Premises that occur during the Term of this Lease; and from all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, and expenses of any kind whatsoever, including but limited to claims arising out of Tenant's failure to provide all information, make all submissions, and take all steps required by any Authority under any Hazardous Materials laws or any other environmental law.

          28.6 INTENTIONALLY DELETED.

          28.7 LANDLORD'S RIGHT TO PERFORM TESTS. Landlord shall have the right following notice (except in the event of an emergency) in accordance with Paragraph 21, to enter upon the Premises at all reasonable times in order to review Tenant's Hazardous Materials handling, confirm chemical inventory list and otherwise inspect Premises for Hazardous Materials contamination. Without limiting the foregoing sentence, Landlord shall have the right to have an environmental audit of the Premises to be conducted within ninety (90) days prior to the scheduled expiration date of this Lease or of termination of this Lease, if the Lease is terminated on a date other than the scheduled date. Tenant shall promptly perform any remedial action reasonably recommended by such environmental audit and pay for such audit if the audit reveals that Hazardous Materials is present in, on or about the Premises except if such Hazardous Materials were existing prior to the Commencement Date or otherwise permitted under this Lease.

          28.8 SURRENDER OF PREMISES. Tenant shall surrender the Premises at the expiration or termination of the Lease free of any Hazardous Materials or contamination in violation of Applicable Law and as Landlord may reasonably require except as existing as of the Commencement Date, and free and clear of all judgments, liens, or encumbrances and shall, at its own cost and expense, repair all damage and clean up or perform any remedial action necessary

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relating to any such Hazardous Materials or contamination. Tenant shall perform a Hazardous Materials "wipe down" at the conclusion of its tenancy. Landlord shall review and approve the scope of such "wipe down" prior to implementation by Tenant. Tenant shall, at its sole cost and expense, remove any Alterations that may be contaminated or contain Hazardous Materials caused by Tenant or any Tenant Parties. In the event Tenant's failure to perform its obligations under this Paragraph 28.8 affects Landlord's ability to lease the Premises, Tenant shall continue to pay all Base Rent and additional rent until such time as all Hazardous Materials have been removed from the Premises to the satisfaction of Landlord. Tenant shall have no obligation under this PARAGRAPH 28.8 with regard to any Hazardous Materials on the Premises existing prior to the Commencement Date.

          28.9 REPORT FROM LANDLORD. Tenant acknowledges that Landlord has furnished to it a Phase I Environmental Assessment Report dated August 22, 2001, and prepared by AES Due Diligence, Inc. ("PHASE I REPORT"). Notwithstanding the delivery of the Phase I Report, Tenant acknowledges and agrees that Landlord is not in any way warranting the accuracy of the Report, its findings or its conclusions. Prior to Tenant's surrender of the Premises, Tenant shall conduct an "EXIT ASSESSMENT," consisting of an updated Phase I Report, in accordance with the applicable portions of ASTM Standards E1527-93 and E-1528-93 for a Phase I Report, and such other tests as are listed on the Assessment Criteria attached hereto as EXHIBIT "I." Tenant shall submit to Landlord a copy of the report(s) of the Existing Assessment, and said reports shall be deemed the environmental condition of the Premises upon Tenant's surrender of the Premises. Tenant shall promptly remove and take all remedial action in connection with any contamination or degradation of the Premises by Hazardous Materials identified in the Exit Assessment and not identified as pre-existing contamination or degradation at the time of the Phase I Report. Tenant shall complete all such work prior to Tenant's vacating the Premises, and upon completion of such remedial work, shall provide Landlord with a written report from Tenant's environmental consultant verifying that such work has been completed. If any such work is not completed by the termination of this Lease, the provisions of PARAGRAPH 20 above shall apply for any period of time until such work is completed. Notwithstanding anything to the contrary contained herein, Tenant and its environmental consultant shall have access to the Project and Premises at any time prior to the Commencement Date to perform its own Phase I Environmental Assessment (and any Phase II work recommended as a result of such Phase I Environmental Assessment), provided that Tenant and its consultant shall provide notice to Landlord of such activities, shall not unreasonably interfere with any ongoing activities at the Project and shall provide Landlord with a copy of the final reports of such environmental assessment(s).

          28.10 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION BY LANDLORD. Except as provided in the Phase I Report, Landlord warrants to its actual knowledge that as of the Effective Date as follows: (a) no Hazardous Material is present on the Project or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Project, and (c) no action, proceeding or claim is pending or threatened regarding the Project concerning any Hazardous Material or pursuant to any environmental law. Landlord has delivered to Tenant all material reports and environmental assessments of the Premises or Project conducted at the request of or otherwise available to Landlord (including the Phase I Report described in Paragraph 28.9) and Landlord has complied with all environmental disclosure obligations imposed upon Landlord by applicable Law with respect to this transaction. Landlord shall indemnify, defend, protect and hold Tenant its agents, contractors, stockholders, directors, successors, representatives, and assigns harmless from and against any and all losses costs, claims, liabilities, damages, and expenses (including attorneys' and consultants' fees and costs) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Materials existing on the Premises as of the Commencement Date or which migrate at any time through groundwater from another property to the Project. As used herein, Landlord's actual knowledge shall include only the knowledge of Daniel
J. Ryan, without duty of investigation or imputation. Nothing contained herein shall create any personal liability of Daniel J. Ryan.

     29. LANDLORD'S DEFAULT; NOTICE TO LENDER.

          29.1 LANDLORD'S DEFAULT. In the case of a default, Landlord shall have a period of thirty (30) days after notice thereof from Tenant to cure such default. Landlord shall commence promptly to cure such default immediately after receipt of written notice from Tenant specifying the nature of such default and shall complete such cure within thirty (30) days thereafter, provided that if the nature of the default is such that it cannot be cured within such thirty
(30) day period, Landlord shall have such additional time as may be reasonably necessary to complete its performance so long as Landlord has proceeded with diligence since its receipt of Tenant's notice and is then proceeding with diligence to cure such default. In the event of Landlord's default, Tenant shall have the right to terminate to all its applicable remedies available at law or in equity.

          29.2 NOTICE TO LENDER. Whenever Tenant is required to serve notice of Landlord's default, written notice shall also be served at the same time upon any mortgagee under any mortgage or any beneficiary under any deed of trust for which an address has been provided to Tenant. Such mortgagee or beneficiary shall have the same periods of time within which Landlord has to cure its default under PARAGRAPH 29.1 which periods shall run concurrently. Any representative of the mortgagee or beneficiary shall have the right to enter upon the Premises for the purpose of curing the Landlord's default. Such mortgagee or beneficiary shall notify Landlord and Tenant in the manner provided herein of the address of such mortgagee or beneficiary to which such notice shall be sent, and the agreements of Tenant hereunder are subject to prior receipt of such notice.

     30.  GENERAL PROVISIONS.

          30.1 WAIVER. The waiver by Landlord of any term, covenant, or condition herein contained shall not be a waiver of such term, covenant, or condition on any subsequent breach. The subsequent acceptance of Monthly Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such Monthly Rent.

          30.2 NOTICES. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sent by personal service, by U.S. Mail, registered or certified, postage prepaid, or by a reputable overnight delivery service, and addressed to Tenant at the address set forth in PARAGRAPH 1, or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices and demands by Tenant to Landlord shall be sent by personal service, U.S. Mail, registered or certified, postage prepaid, or by a reputable overnight delivery service, and addressed to Landlord at the address set forth in PARAGRAPH 1, or to such other person or place as Landlord may from time to time designate in a notice to Tenant. All notices shall be deemed to be served upon personal delivery, three days after mailing by U.S. Mail in the manner required by this paragraph, or the next day when sent by a reputable overnight delivery service.

          30.3 JOINT OBLIGATION. If Tenant hereunder consists of more than one party, the obligations hereunder imposed upon Tenant shall be joint and several.

          30.4 MARGINAL HEADINGS. The marginal headings and article titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          30.5 TIME. Time is of the essence of this Lease and each and all of its provision in which performance is a factor.

          30.6 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

          30.7 RECORDATION. Tenant shall not record this Lease at the county recorder's office or any other document relating to this Lease without the prior written consent of Landlord. Landlord may require Tenant at any time to execute a Memorandum of Lease, and may record one at any time.

          30.8 QUIET POSSESSION. Upon Tenant's paying the Monthly Rent reserved hereunder and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

          30.9 LATE CHARGES/RETURNED CHECKS. Tenant hereby acknowledges that late payment by Tenant to Landlord of Monthly Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by terms of any trust deed covering the Premises. Accordingly, if any installment of Monthly Rent or of any amount due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after the date that said amount is due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition to such late charges, Tenant shall pay Landlord one hundred dollars ($100) (in addition to other sums owed) if for any reason a check given by Tenant to Landlord in payment of any amount owing to Landlord is dishonored.

          30.10 PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purposes. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto, or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

          30.11 INABILITY TO PERFORM. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so by Force Majeure (as defined in Paragraph 30.29).

          30.12 ATTORNEY'S FEES. If any action or proceeding is brought by either party against the other under this Lease, the prevailing parties shall be entitled to recover all costs and expenses (including fees for experts) which may be incurred, including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorney's fees.

          30.13 SALE OF PREMISES BY LANDLORD. In the event of any sale or other transfer of the Project by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission occurring after the consummation of such sale or transfer; and any new owner of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any of the covenants and obligations of Landlord under this Lease provided that such purchaser assumes Landlord's obligations in writing.

          30.14 INTEREST. Except as expressly provided otherwise in this Lease, any sum owing to Landlord under the terms and provisions of this Lease which shall not be paid for five (5) days after Tenant's actual receipt of written notice of the delinquency when due shall bear interest at ten percent (10%) per annum (or the maximum interest permitted by law, whichever is less) from the date the same becomes due and payable by the terms and provisions of this Lease until paid ("INTEREST RATE"); provided, any amounts paid by Landlord to third parties on behalf of Tenant or to cure any default of Tenant hereunder shall bear interest at the Interest Rate from the date Landlord paid such amounts; and further provided, any obligation of Tenant to pay shall continue to bear interest at the Interest Rate after any breach of this Lease.

          30.15 NAME. Tenant shall not use the name of the Project or of the development in which the Project is situated for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

          30.16 SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

          30.17 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          30.18 CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

          30.19 SIGNS AND AUCTIONS. Tenant shall not place any sign upon the Premises Project or conduct any auction thereon without Landlord's prior written consent, which may be granted or withheld in its sole discretion. Landlord will allocate to Tenant its pro rata share of Building and monument signage, subject to Landlord's reasonable approval. Tenant shall be responsible for all costs of installing Tenant's signage.

          30.20 BROKERS. The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in PARAGRAPH 1 and agree that Landlord shall be solely responsible for the payment of brokerage commissions, if any, to said brokers pursuant to a separate written agreement, and that Tenant shall have no responsibility therefore. If either party has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, said party shall be solely responsible for the payment of any fee due said person or firm and said party shall hold the other free and harmless against any liability in respect thereto, including attorney's fees and costs.

          30.21 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, or any other relationship between the parties hereto other than Landlord and Tenant according to the provisions contained herein, or cause Landlord to be responsible in any way for the debts or obligations of Tenant, or any other party.

          30.22 NO THIRD PARTY BENEFIT. The parties acknowledge and agree that the provisions of this Lease are for the sole benefit of Landlord and Tenant, and not for the benefit, directly or indirectly, of any other person or entity, except as otherwise expressly provided herein.

          30.23 SURVIVAL OF OBLIGATIONS. Any provisions of this Lease to the contrary notwithstanding, the expiration or termination of this Lease and (or) Tenant's right of possession shall not relieve either Landlord or Tenant from any liability (i) accruing under this Lease prior to such termination or expiration, or (ii) under any indemnity provisions of this Lease as to matters occurring during the Term or by Tenant's occupancy of the Premises.

          30.24 ADDITIONAL RENT. All amounts Payable by Tenant to Landlord pursuant to the terms of this Lease shall be deemed to be additional rent due hereunder.

          30.25 INTENTIONALLY DELETED.

          30.26 CORPORATE AUTHORITY. If Tenant is a corporation, said corporation represents and warrants that each individual executing this Lease on behalf of said corporation is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Landlord is a corporation, said corporation represents and warrants that each individual executing this Lease on behalf of said corporation is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

          30.27 ARM'S LENGTH AGREEMENT. This Lease has been negotiated at arms length and between persons sophisticated and knowledgeable in the matters dealt with in this Lease. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Lease against the party that has drafted it is not applicable and is waived. The provisions of this Lease shall be interpreted in a reasonable manner to effect the purpose and intent of the parties to this Lease.

          30.28 RESERVATIONS. Landlord reserves the right to install new or additional utility facilities throughout the Premises and the Project for the benefit of Landlord or Tenant, or any other tenant of the Center, including without limitation such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems so long as such do not unreasonably interfere with Tenants use of the Premises, or increase Tenant's obligations (financial or otherwise). Furthermore, Landlord reserves the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights of way, utility raceways, and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant or increase Tenant's obligations under this Lease. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions in form and content acceptable to Tenant.

          30.29 FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. The term "events beyond Landlord's control" is defined as "acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation and weather conditions."

          30.30 EXHIBITS. Each exhibit attached to this Lease is hereby incorporated herein by this reference.

          30.31 SECURITY MEASURES. Tenant hereby acknowledges that the rent payable to Landlord hereunder may not include the cost of guard service or other security measures, and that Landlord shall have not obligation to provide the same.

          30.32 INTENTIONALLY DELETED.

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

          30.33 CONSENT. Whenever the Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

          30.34 LANDLORD RENOVATIONS. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project, or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant acknowledges that Landlord may during the Term renovate, improve, alter, or modify (collectively, "RENOVATIONS") the Building, and/or Project, including without limitation the parking facilities, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and/or tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in certain common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building, provided that such Renovations do not unreasonably interfere with Tenant's use of, or operations on the Premises, or increase its obligations (financial or otherwise) under the Lease. Subject to the foregoing, Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Monthly Rent or additional rent.

          30.35 OPTIONS PERSONAL TO TENANT. Each option granted to Tenant under this Lease is personal to the original Tenant named in PARAGRAPH 1 above and any Affiliate, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Tenant or Affiliate while the original Tenant is full and actual possession of the Premises and without the intention of thereafter assigning or subletting except in connection with a Permitted Transaction. The options, if any, herein granted to Tenant are not assignable, either as part of an assignment of this Lease or separately or apart therefrom except in connection with a Permitted Transaction, and no option may be separated from this Lease in any manner, by reservation or otherwise.

          30.36 WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE THEIR RIGHT TO TRIAL BY JURY OF ANY ACTION BROUGHT BY EITHER AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES. TENANT'S REMEDIES SHALL BE LIMITED TO DAMAGES AND INJUNCTIVE RELIEF.

          30.37 NON-BINDING UNTIL FULLY EXECUTED. THE SUBMISSION OF THIS LEASE FOR EXAMINATION OR ITS NEGOTIATION OR THE NEGOTIATION OF THE

TRANSACTION DESCRIBED HEREIN DOES NOT CONSTITUTE AN OFFER TO LEASE, AND THE EXECUTION OF THIS LEASE BY TENANT DOES NOT CONSTITUTE A BINDING CONTRACT UNTIL SUCH TIME AS THIS LEASE HAS BEEN EXECUTED BY AUTHORIZED OFFICERS OF LANDLORD. THE PARTIES ACKNOWLEDGE AND AGREE THAT NO NEGOTIATIONS, DOCUMENT DRAFTS OR EXECUTION OF THIS LEASE BY TENANT SHALL GIVE RISE TO ANY RIGHTS IN TENANT TO TAKE ANY ACTION IN RELIANCE UPON THIS LEASE OR TO OTHERWISE ANTICIPATE OR EXPECT THAT LANDLORD WILL SIGN THIS LEASE UNTIL IT IS IN FACT SIGNED AND DELIVERED TO BOTH OR ALL PARTIES.

          30.38 ARBITRATION. Any controversy, dispute or claim arising out of the interpretation, performance or breach of PARAGRAPH 4.3 or PARAGRAPH 22.5 shall be resolved at the request of any party hereto ("INITIATION") directed to the American Arbitration Association ("AAA") by a binding arbitration conducted by a single arbitrator ("ARBITRATOR") in San Diego, California in accordance with the Expedited Procedures for Commercial Arbitration Rules ("CAR") of the AAA, except as modified by the terms of this Paragraph ("ARBITRATION"). The Arbitrator shall have the power to grant such legal and equitable remedies and award such damages as may be granted or awarded by a Judge of the Superior Court of the County of San Diego, California. The Arbitrator shall prepare and provide to the parties a written decision ("DECISION") on all matter(s) which are the subject of the Arbitration, including factual findings and the reasons which form the basis of the Decision of the Arbitrator. The Decision shall be non-appealable, conclusive, and final and shall have the effect and be enforceable in the manner provided by the California Code of Civil Procedure. Costs of the Arbitration shall be borne as directed by the Arbitrator, subject to PARAGRAPH 30.12 above. The parties hereby agree that the CAR are modified as follows:

               i. If the parties have not agreed to an Arbitrator within thirty
(30) days after Initiation of Arbitration, then the AAA shall appoint a single neutral Arbitrator as soon thereafter as practical.

               ii. The parties shall be permitted discovery, including depositions, under the supervision of and rules set by the Arbitrator; provided, however, that discovery shall be completed within forty-five (45) days of selection or appointment of the Arbitrator. The Arbitrator shall have power to impose such sanctions as the Arbitrator deems appropriate for failure of a party or counsel for a party to comply with discovery rules established by the Arbitrator.

               iii. A hearing before the Arbitrator shall be held no later than ninety (90) days after Initiation of Arbitration, unless a hearing is waived by all parties.

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

               iv. No later than ten (10) days from the date of closing of the Arbitration hearing, or, if an oral hearing has been waived, from the date of transmitting final statements and proofs to the Arbitrator, the Arbitrator shall render a written decision.

TENANT:                                     LANDLORD:

Alexion Pharmaceuticals, Inc.,           Pacific Apartment Group, LLC,
a Delaware corporation                   a California limited liability company

By:  /s/ David Keiser                    By:  Pacific Management Services, Inc.,
    -----------------------------             a California corporation (Manager)
Its: Executive Vice President and
     Chief Operating Officer
    -----------------------------


By: /s/ Barry P. Luke                    By: /s/ Daniel J. Ryan
   ------------------------------           --------------------------------
Its: Vice President, Finance and         Its: Vice President
     Administration, Assistant
     Secretary
    -----------------------------

                                         PMSI SRF, LLC,
                                         a California limited liability company

                                         By:  Pacific Management Services, Inc.,
                                              a California corporation (Manager)

                                              By: /s/ Daniel J. Ryan
                                                  ------------------------------
                                              Its: Vice President
                                                  ------------------------------

If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the president or vice-president AND the secretary or assistant secretary, unless bylaws or a resolution of the board of directors shall otherwise provide, in which event the bylaws or a certified copy of the resolution, as the case may be, must be concurrently delivered to Landlord. Landlord in its sole discretion may waive this requirement.

                                    EXHIBIT A

[GRAPHIC OF FLOOR PLAN]

                                   EXHIBIT "B"

                                   FLOOR PLAN

                                [to be attached]

                                   EXHIBIT "C"

Within ten (10) business days following the Effective Date, Tenant shall submit to Landlord a floor plan and schematic utility plans consistent with the Floor Plan ("SCHEMATIC PLANS") for Landlord's reasonable approval.

Within five (5) business days after receipt of the Schematic Plans, Landlord and Tenant's Representative shall meet with any of Landlord's and Tenant's chosen consultants (i.e., architects, engineers, etc.) to provide any proposed changes to the Schematic Plans to satisfy any of Landlord's reasonable concerns.

Within twenty (20) business days after Landlord's final approval of the Schematic Plans, Tenant shall submit to Landlord a progress set of building plans, suitable for review and cost estimation by a Designated Contractor (as defined below) which shall be materially consistent with the Schematic Plans and the design criteria attached hereto as EXHIBIT "C-1" hereto ("PROGRESS PLANS").

Within ten (10) business days after receipt of the Progress Plans, Landlord will provide written approval or detailed, reasonable disapproval of the Progress Plans. Landlord will also endeavor to provide a cost estimate for all the costs to construct the Landlord Improvements ("COST ESTIMATE") based on a construction cost estimate provided by a Designated Contractor selected by Landlord.

Within seven (7) business days after receipt of Landlord's proposed changes (if any) to the Progress Plans, Tenant shall incorporate such changes to the Progress Plans. Tenant may, at its election within seven (7) business days (i) approve the Cost Estimate, or (ii) deliver to Landlord any changes to the Progress Plans as are necessary, in Tenant's reasonable opinion, to reduce costs. If Tenant proposes any changes to the Progress Plans to reduce the Cost Estimate, Landlord shall not unreasonably withhold its approval of such changes, provided such changes do not conflict with Exhibit "C-1." If Landlord does not approve of Tenant's proposed changes, Landlord and Tenant shall confer within five (5) business days after receipt of Tenant's proposed changes and negotiate in good faith to reach agreement on modifications to the Progress Plans and Cost Estimate as a consequence of such changes.

Within ten (10) business days after agreement of the parties as to the Progress Plans, Tenant shall produce a complete set of building plans ("PLANS") which are substantially equivalent to the Progress Plans which Tenant shall submit to the appropriate governmental authorities to obtain all necessary building permits. Thereafter, Tenant shall use its best efforts to obtain all required governmental approvals for construction of the Landlord Improvements as soon as possible. Tenant shall also provide multiple set of Plans to Landlord for dissemination to Rudolph & Sletten, Inc. and other contractors reasonably selected by Landlord (collectively, "DESIGNATED CONTRACTORS"); Landlord shall reasonably consider Biostruct, Inc., as the Designated Contractor for the Landlord Improvements for the Phase II Premises.

Within twenty (20) business days of Landlord's receipt of the Plans, Landlord shall endeavor provide a bid analysis, with assistance from architect and engineers, to Tenant outlining Landlord's selection of one of the Designated Contractors ("CONTRACTOR") based on overall cost, completeness of bid, subcontractor participation, construction schedule and project staffing.

Tenant shall retain McGraw Baldwin Architects as the architect and TKG, Inc. as the engineer for the Plans. All other engineers design professionals shall be subject to Landlord and Tenant's mutual approval. The contract for the general contractor shall provide for a guaranteed maximum price contract and be in a form reasonably acceptable to Tenant. The general contractor shall be the contractor of Landlord only, and Tenant shall have no liability to the general contractor under the construction contract.

Tenant shall respond expeditiously to all comments or corrections of any governmental agency involved in obtaining a building permit to construct the Landlord Improvements ("BUILDING PERMIT") and shall secure the Building Permit as soon as possible. Landlord shall reasonably cooperate with Tenant's obtaining the Building Permit, at no cost or expense to Landlord; provided, however, the Landlord shall reimburse Tenant the cost of the Building Permit, which shall be deducted from the Landlord Contribution.

Upon receipt of the Building Permit from Tenant, Landlord shall mobilize the Contractor to commence the construction of the Landlord Improvements and diligently prosecute their completion. Landlord shall endeavor to complete the Landlord Improvements consistent with plans, subject to changes necessitated by field conditions, material availability, unforeseen conditions or by agreement of the parties.

Landlord, Tenant's Representative, Contractor, architect and engineers shall meet each week. Tenant shall provide all information required of it in a timely manner. If Tenant does not provide information in a timely manner which affects the completion date, Tenant shall be responsible for Rent for each day the completion of the Landlord Improvements is so delayed.

                                  EXHIBIT "C-1"

                       LANDLORD IMPROVEMENT SPECIFICATIONS

These specifications establish the minimum standards for the Landlord Improvements throughout the Premises and shall also be known as "Building Standards". The Landlord Improvements will be designed and constructed to incorporate the Building Standards in Landlord's reasonable discretion or other standards agreed to but Landlord and Tenant. These Building Standards are not comprehensive and may supplemented by Landlord to reflect logical progressions of these standards.

1.            STATE AND LOCAL CODE COMPLIANCE

     I. All design and construction shall conform to all Federal, State and Local building codes and ordinances to include but not be limited to the most current version of the following documents;

          A.        1997 Uniform Building Code

          B.        1998 California Building Code

          C.        1997 Uniform Plumbing Code

          D.        1997 Uniform Mechanical Code

          E.        1999 National Electrical Code

          F.        1997 Uniform Fire Code

          G.        1994 ADA Standards for Accessible Design

          H.        2001 Title 24, California's Energy Efficiency Standards

          I.        California Division of Occupational Safety and Health

          J.        San Diego Municipal Code

     II. All Plans shall be permitted for construction from all appropriate governmental authorities prior to the commencement of construction.

     III. Landlord may require the contractor and subcontractors to use union labor in the construction of all improvements.

2.            PLANNING

     I. Premises layout shall generally reflect industry standard design for biotechnical companies in San Diego in Landlord's reasonable discretion (e.g. the Premises layout shall be approximately a ratio of 60%/40% for laboratory space to administrative space).

     II. Administrative space shall include space to accommodate typical biotech company functions including reception areas, conference area(s), private offices for executives, copy/service area, lunch/break areas, separate bathrooms (adequately sized) for men and women, utility closet, phone/computer distribution room.

          A. Offices are to be a standardized size agreed between Landlord and Tenant (minimum size 100 square feet), with Executive and corner offices to be larger and generally located on the window line/administrative area perimeter.

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          B. Administrative area shall generally be designed to optimize natural light which shall include interior windows and/or door sidelights on all perimeter offices.

          C. Server/computer rooms larger than 250 square feet to be efficiently located as agreed to between landlord and tenant (i.e. located to minimize the need for additional closets and not far from existing hubs).

             Laboratory space shall be generally designed to optimize natural light for the primary laboratory areas. Specialty/support areas (e.g. tissue culture labs, glasswash areas, coldrooms, darkrooms, equipment rooms) shall be appropriately sized and located.

          F.

3.   ARCHITECTURAL

     I.   Flooring

          A. Lobby and Reception

             1. Shall have an upgraded flooring system consisting of ceramic or stone.

          B. Corridors

             1. Shall have a vinyl composition tile or sheet products.

          C. Office and Administrative Areas

             1. Shall be carpeted with a minimum 32 ounce or better tile or glue-down product throughout with a vinyl 4" wall base. Carpet pads may be used in areas where daily cart and hand-truck traffic is not anticipated.

          D. BL1 and BL2 Laboratories

             1. Shall have vinyl composition tile (VCT) throughout. Multiple colors of the same product may be used.

          E. BL3 and BL4 Laboratories

             1. Shall have welded vinyl flooring and extended to a height of 4"
                above finish floor with all vertical seals welded through a process approved by the manufacturer.

          F. Facility Support and Storage Areas

Shall have vinyl composition tile (VCT) throughout. Multiple colors of the same product may be used.

     II.  Wall Construction

          A. Load Bearing

             1. Walls bearing loads other than those loads associated with the wall itself shall not be constructed as a part of any tenant improvement project in this facility unless;

             2. Walls are designed by a Structural Engineer licensed in the
                State of California

             3. Project has a current building permit through the local building department having jurisdiction at the project address

                                       50
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             4. Landlord has review and approved final structural construction plan set.

          B. Non-Load Bearing - Rated

             1. Rated walls, ceilings and other enclosures shall be constructed of "Type-X" gypsum drywall board (thickness and number of layers per code) on metal studs sized appropriately by structural calculations for the height and width and class of wall required. "Shaft-Wall" may also be utilized where allowed by local building officials.

          C. Non-Load Bearing - Non-Rated

             1. Non-Rated walls, ceilings and other enclosures shall be constructed of 1/2" thick gypsum drywall board on 3-5/8" minimum width metal studs (gauge to be sized appropriately by structural calculations for the height and width).

                i. Non-rated walls should be constructed to the underside of the all suspended acoustical ceilings for flexibility of future relocation.

                ii. Non-rated walls may penetrate the ceiling to a height of 6"
                    above in Conference Rooms, Executive offices, Computer Rooms, and other support spaces needing additional sound attenuation or ceiling grid layout.

          D. Wall Finishes

             1. Lobby and Reception

                    i. Wall finishes in these areas should be a minimum of Level-5 smoothness capable of receiving paint without texture or wall coverings.

             2. Corridors

             i. Wall finishes in these areas should be a minimum of Level-4 smoothness capable of receiving paint without texture.

             3. Office and Administrative Areas

                    i. Wall finishes in these areas should be a minimum of Level-5 smoothness capable of receiving paint or wall-coverings.

             4. BL1 through BL4 Laboratories

             i. Wall finishes in these areas should be a minimum of Level-4 smoothness capable of receiving paint.

             5. Facility Support and Storage Areas

             i. Wall finishes in these areas should be a minimum of Level-3 smoothness capable of receiving paint.

          E. Doors/Hardware

             1. Administrative/office areas

                i. Doors shall generally be finish grade, 7 foot, solid core wood. Door frame finish, color and hardware shall be approved by Landlord.

             2. Laboratory areas

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                i.  Doors shall generally be paint grade, 7 foot, solid core doors or, if approved by Landlord, metal doors. Door finish, frame fish, color(s) and hardware shall be approved by Landlord.

          F. Windows and Appurtenances

             1. Exterior

                i. Mini-blinds, vertical blinds or an alternative shading device approved by the landlord shall be utilized on all exterior windows.

                ii. Except as otherwise required by Applicable Laws, Tenant may not install film, tinting or other materials directly to windows without landlord approval (which shall not be unreasonably withheld).

             2. Interior

                i. Mini-blinds or vertical blinds shall be installed on all interior enclosed office or conference room windows.

          G. Ceilings

             1. Administrative areas

              i. Ceilings in the reception area, conference area(s), and private offices shall all be 2' by 2', tegular, suspended acoustical tiles in a metal T-bar grid set a minimum height of nine feet above the finish floor where such minimum height is practicable or achievable.

              ii.Ceilings in the other areas of the administrative areas be no larger than a 2' by 4' suspended acoustical tiles in a metal T-bar grid set a minimum height of nine feet above the finish floor where such minimum height is practicable or achievable.

             2. Gypsum Drywall Board

                 i. Hard-cap ceilings or upgraded ceiling may be used in open office areas, common areas, conference rooms, cafeteria, and other special areas. (Upgraded ceiling shall include designs which incorporate opening to structure above with exposed mechanical, electrical, plumbing painted as appropriate).

4.   STRUCTURAL

     I. The tenant may not alter or attach objects to the structural components (foundation, slab, walls, columns, beams, purlins, etc...) of the facility in any way before acquiring the following;

          A. Approval by the landlord or the landlord's representative.

          B. Structural design calculations and construction documents from a Licensed Structural Engineer in the State of California.

5.   MECHANICAL

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Landlord shall prepare a 10 year cost/benefit analysis comparing installation cost to operational cost and other benefits between a package system and a central plant system ("CENTRAL PLANT") for review and mutual approval by Landlord and Tenant. In the event the analysis indicates a package system approach on the administrative area and Central Plant approach on the laboratory area, the Building Standards for each will apply. Landlord and Tenant shall review the design, costs and lead time of the Central Plant and in the event they cannot agree on the installation of the Central Plant, Landlord shall install package units in place of the Central Plant. The Building Standards if a Central Plant is selected are as follows.

I.   Central Plant

     A. Administrative area

       1. Indoor air handlers shall be high efficiency rated and manufactured by Carrier, Pace, or approved equivalent with an estimated 15 year life. Any coils exposed to outside air shall be copper coated or factory coated for a marine environment. All units shall be controlled via a state-of-the-art Direct Digital Control.

       2. Each of the reception, conference area(s), and breakroom shall be sufficiently serviced by an air handler unit. The remaining administrative area shall be installed with a sufficient number of air handlers to adequately address temperature and variations across the Administrative space.

       3. Air handler, piping, and duct sizing shall all be calculated and designed to satisfy typical office heating and cooling demands plus a margin of 15%.

     B. Laboratory Area

        1. Air Handlers serving lab areas shall be manufactured by Pace, or approved equal. Unit quality level shall be consistent with a 15-year useful life expectancy and rated at high-efficiency. Coils exposed to outdoor air shall be copper finned or factory coated aluminum fins for marine environment. Air Handlers shall be sized such that the units are capable of providing 100% outside air to the space at 12 air changes per hour. All supporting mechanical equipment (including, but not limited to) piping, ductwork, coil size, chilled water capacity, heating water capacity, and controls shall be sized and installed accordingly. All units shall be controlled via a state-of-the-art Direct Digital Control.

     C. Each of the tissue culture, glasswash, vivariums or other specialty areas shall be sufficiently serviced by an air handler unit. The remaining laboratory area shall be installed with a sufficient number of air handlers to adequately address temperature and variations across the laboratory space.

     D. Air handler, piping, and duct sizing shall all be calculated and designed to satisfy typical laboratory heating and cooling demands plus a margin of 15%. All laboratory HVAC systems will be designed to accommodate typical numbers of fume hoods, which may or may not be installed.

     E. Central yard

       1. The chilled water system shall consist of either an air-cooled or water-cooled chiller/chiller plant manufactured by Trane, York, McQuay, Carrier, MULTI-STACK or approved equal. Chiller plant efficiency (IPLV) shall be .95 kw/ton for an air-cooled chiller or .65 kw/ton for a water-cooled chiller and cooling tower.

       2. Coils exposed to outdoor air shall be copper finned or factory coated aluminum fins for marine environment.

       3. Refrigerant system shall be R-134 for air or water-cooled equipment.

       4. Cooling towers shall be constructed from galvanized steel. Optionally, price cooling towers with a stainless steel casing.

       5. All features of the Central yard including the chiller, cooling tower, boiler, pumps, piping, etc. shall be sized to accommodate the requirements of the Premises and a reasonable approximation for the balance of the Building.

II.  Package System

     A.   Administrative area

          1. Package heat pumps/AC units shall be manufactured by Trane, Carrier or approved equivalent. Unit quality level shall be consistent with a 15-year useful life expectancy. Structural analysis and upgrades shall be made accordingly. All units shall be rated at high efficiency (SEER = 12.00 or higher). Outdoor coils shall be copper finned or factory coated aluminum fins for marine environment.

          2. Each of the reception, conference area(s), and breakroom shall be sufficiently serviced by a package unit. The remaining administrative area shall be installed with a sufficient number of package units to adequately address temperature and variations across the Administrative space.

          3. Package units, and duct sizing shall all be calculated and designed to satisfy typical office heating and cooling demands plus a margin of 15%.

     B.   Laboratory Area

          1. Package Units serving lab areas shall be manufactured by McQuay, or approved equal. Unit quality level shall be consistent with a 15-year useful life expectancy and rated at high-efficiency. Coils exposed to outdoor air shall be copper finned or factory coated aluminum fins for marine environment. Package Units shall be sized such that the units are capable of providing 100% outside air to the space at 12 air changes per hour. All supporting mechanical equipment (including, but not limited to) piping, ductwork, coil size, chilled water capacity, heating water capacity, and controls shall be sized and installed accordingly.

          2. Each of the tissue culture, glasswash, vivariums or other specialty areas shall be sufficiently serviced by a package unit. The remaining laboratory area shall be installed with a sufficient number of package units to adequately address temperature and variations across the laboratory space.

          3. Air handler, piping, and duct sizing shall all be calculated and designed to satisfy typical laboratory heating and cooling demands plus a margin of 15%. All laboratory HVAC systems will be designed to accommodate typical numbers of fume hoods, which may or may not be installed.

6.   ELECTRICAL

               I.   Power

                      A. Total Electrical design load shall be designed to
                         code, not exceed capacity and be easily expandable to create additional capacity.

     B. Standard minimum for convenience outlets for normal office use throughout is 4 plugs

     C. 1 voice/data drop per office/cubicle/room in office, administrative and support areas.

     D. Tenant may increase power or voice/data drops as needed provided power usage for suite does not exceed capacity and be easily expandable to create additional capacity.

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

     II.  Lighting

                      A. Lighting shall be 3-tube 2'x4' fluorescent fixtures
                         (mounted in T-bar grid) with parabolic lens and energy savings ballasts.

                      B. Lighting in each office or separate room shall be
                         individually switched.

                      C. Motion sensing switches are approved for use in
                         office and administrative areas.

                      D. Tenant may upgrade light with landlord approval.

7.   FIRE PROTECTION

     I.   Alarm Panel

                      A. Fire alarm control panel to be Fire-Lite Alarms MS-9200 addressable Fire Alarm Control Panel or equivalent as specified by mechanical engineer and approved by landlord.

                      B. Semi-recessed sprinkler heads with chrome or white
                         escutcheons throughout. Fully recessed and concealed beads are also acceptable.

                      C. Cover plates on wall mounted strobes shall be in
                         accordance with Applicable Law.

                         Fire extinguisher cabinets shall be white.

                                   EXHIBIT "D"

                             Intentionally Deleted.

                                   EXHIBIT "F"

Irrevocable Standby Letter of Credit No.:

Amount:

Beneficiary:

Sorrento Research Facility
Attention: Andrew M. Kaplan
4365 Executive Drive, Suite 250
San Diego, CA 92121

Ladies and Gentlemen:

On behalf of _________________, we hereby issue in your favor our Irrevocable Standby Letter of Credit No.:____________ ("Letter of Credit") in the aggregate amount of _____________.

Funds under this Letter of Credit are available with us by payment of your draft(s) drawn on us at sight, marked "Drawn Under ___________, Irrevocable Standby Letter of Credit No.: ________ dated ___________," accompanied by the following:

1.   Your signed and dated written statement stating:

          "I, _____________ an authorized officer of Pacific Management Services, Inc., with respect to ________________, Irrevocable Standby Letter of Credit No.: ________ dated ___________ hereby certify, under penalty of perjury, that ________________ is in default under that certain lease dated __________, _____ by and between _____________ ("Tenant") and
     Pacific Sorrento Technology Park ("LANDLORD"), covering the property commonly known as 10130 Sorrento Valley Road, San Diego, California, and Landlord is duly entitled to security deposit under the terms and provisions of the Lease."

2.   This original Letter of Credit.

This Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

This Letter of Credit is effective immediately and shall expire at our office located at ___________________________, with our close of business at 5:00 p.m. California time on ___________.

We hereby undertake that drafts drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored, upon presentation, by wire transfer of immediately available funds as per your instructions.

Payment hereunder shall be made regardless of (i) any written or oral direction, request, notice or other communication now or hereafter received by us from Tenant or any other party, including without limitation, any communication regarding, fraud, forgery, lack of authority or other defect not apparent on the face of the documents presented, but excluding solely an effective written order, issued otherwise than at our instance by a court of competent jurisdiction, which order is legally binding upon us and specifically orders us not to make such payment; or (ii) the solvency, existence or condition, financial order, of, or the pendency of any proceeding under the Bankruptcy Code with respect to Tenant or any other party from whom we may be entitled to reimbursement for such payment.

This Letter of Credit may be drawn upon in one or more drafts not exceeding in the aggregate the stated amount hereof.

This Letter of Credit is transferable. You may transfer your right to draw the entire amount available to be drawn under this Letter of Credit to your successor. Such transfer shall be effective upon delivery to us of a transfer request form.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Very truly yours,

-----------------------------           ------------------------------

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                                  EXHIBIT "G"

                        LANDLORD'S RULES AND REGULATIONS

     1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed, or affixed on or to any part of the outside or inside of the Project without the written consent of Landlord first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name, or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed by the Landlord at the expense of the Tenant. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall which may appear unsightly from outside the Premises, provided, however, that Landlord may furnish and install a standard window covering at all exterior windows. Tenant shall not, without prior written consent of Landlord, cause or otherwise sunscreen any window.

     2. Tenant shall not load the floor of the Premises at greater than [rated dead and rated live load amounts] or roof at greater than [rated dead and rated live load amounts] or in any way deface the Premises or any part thereof. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises. The toilet rooms, urinals, wash bowls, and other similar apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein; and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whose employees, invitees or customers shall have caused it.

     3. No excessively heavy furniture, freight, or equipment shall be brought into the Project without prior notice to Landlord and all moving of the same into or out of the Project shall be done at such time and in such manner as Landlord shall reasonably designate.

     4. The Premises shall not be used for any improper, objectionable, or immoral purpose. Tenants shall not, except in accordance with the terms of the Lease, use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Project by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any non-research animals or birds be brought in or kept in or about the Premises or the Project. Tenant shall not, except in accordance with the terms of the Lease, use or keep in the Premises or Project any kerosene, gasoline, or inflammable or combustible fluid or material or use any method of heating or air conditioning other than as approved by Landlord.

     5. [Intentionally deleted].

     6. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Project during the continuance of the same by closing of the doors or otherwise for the safety of the tenants and protection of property in the Project and the Project.

     7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate to prevent same. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under influence of liquor or drugs or who shall in any manner do any act in violation of any of the rules and regulations of the Project. Tenant shall be permitted to operate no more than one (1) vending machines in the Premises, without the written consent of Landlord.

     8. Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Landlord shall have the right to control and operate the public portions of the Project, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

     9. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity gas or air outlets before Tenant and its employees leave the Premises, except for any automatic systems, equipment or devices associated with Tenant's permitted use. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Project or by Landlord for noncompliance with this rule.

     10. Tenant shall not allow its employees to park vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not allow vehicles in the Project parking areas overnight nor allow vehicles to be parked in the Project parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

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                                  EXHIBIT "H"

                             [Intentionally Deleted]

                                       61
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                                   EXHIBIT "I"

                       ENTRANCE / EXIT ASSESSMENT CRITERIA

For purposes of compliance with the requirements of Paragraph 28.9 of the Lease, the term "Assessment Criteria" with respect to the Premises shall refer to, and include, the following studies and assessments to be conducted in accordance with the applicable portions of ASTM Standards E-1527-93 and E-1528-93 for Phase I Environmental Assessments and such other applicable standards reasonably requested by Landlord:

A.   The following assessments and inspections:

     1. "INTERIOR SITE ASSESSMENT" consisting of a visual inspection of all surfaces (including, without limitation, floors, walls, ceiling tiles, benches, sinks, interior cabinets and fume hoods) for signs of contamination and deterioration. Visual inspection of all bench and hood sinks and readily accessible drain lines for signs of deterioration, loss of integrity and leakage. The Interior Site Assessment shall include detailed written documentation of all observations and dated photos to document the existing condition thereof.

     2. Visual Inspection of Wastewater Collection System piping exclusively serving the Premises for any breaks in or degradation of such piping systems, or any accumulated Hazardous Materials.

     3. Assessment of biological waste storage unit and any hazardous or radioactive waste storage units, including governmental disclosures and decontamination certificates relating to the same.

     4. In order to verify that there is no contamination of the laboratory hoods and exhaust system, an inspection shall be made consisting of an inspection of the laboratory hoods and exhaust system with detailed documentation of all observances, including without limitation, observed solids, liquids, odors or Hazardous Materials entrapment. Such inspection shall include inspection of the roof area to determine the existence of any deterioration from condensation of Hazardous Materials caused by Tenant in the exhaust system which causes such deterioration.

B. The Assessment Criteria shall also include such sampling and testing as the consultant reasonably recommends based upon his or her observations, including post-cleanup sampling to verify absence of Hazardous Materials.

                                       62
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                                    EXHIBIT J

                                TENANT'S PROPERTY

Autoclaves (Alexion supplied)
Automated transfer switches (Alexion supplied)
Back-up generators (Alexion supplied)
Bio-hazard hood (Alexion Supplied)
Modular clean cold rooms with associated condensing units and controls (Alexion supplied)
Centrifuges (Alexion supplied)
Computer networks (Alexion supplied)
Controlled environment enclosures and rooms (Alexion supplied)
Fermentors (Alexion supplied)
Film Developers (Alexion supplied)
Freezers (Alexion supplied)
Fume hoods (Alexion supplied)
Glassware washer (Alexion supplied)
Hoists (Alexion supplied)
Incubators (Alexion supplied)
Intercom systems (Alexion supplied)
Modular lab casework/furniture including, but not limited to, lab benches, hoods and shelving units (Alexion supplied)
Phone systems (Alexion supplied)
Security systems (Alexion supplied)
Single phasing protection units (Alexion supplied)
Variable frequency drivers (Alexion supplied)
Waste neutralization systems (Alexion supplied)
Water filters (Alexion supplied)
Water For Injection (WFI) systems and associated tanks and heat exchangers (Alexion supplied)

                                       63